Exhibit 10.1

LIMITED PARTNERSHIP AGREEMENT

OF

FIVE POINT OPERATING COMPANY, LP

a Delaware limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND IS IN COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Dated as of October 1, 2017

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LIMITED PARTNERSHIP AGREEMENT OF

FIVE POINT OPERATING COMPANY, LP

THIS LIMITED PARTNERSHIP AGREEMENT (as amended from time to time, the “Agreement”) of FIVE POINT OPERATING COMPANY, LP, dated as of October 1, 2017, is entered into by and among FIVE POINT HOLDINGS, LLC, a Delaware limited liability company (the “Parent”), FIVE POINT OPCO GP, LLC, a Delaware limited liability company (“Five Point GP”), LENFIVE OPCO GP, LLC, a Delaware limited liability company (“LenFive GP”), LENFIVE SUB OPCO GP, LLC, a Delaware limited liability company (“LenFive Sub GP”), and the other Partners (as defined below).

WHEREAS, a certificate of formation (as amended from time to time, the “Certificate of Formation”) was filed in the office of the Delaware Secretary of State on July 21, 2009, relating to the formation of a limited liability company pursuant to the Delaware Limited Liability Company Act (the “LLC Act”) with the name “Newhall Intermediary Holding Company, LLC” (the “Company”);

WHEREAS, a limited liability company agreement of the Company dated as of July 31, 2009, was previously entered into by the Company, the Parent and the members listed on Schedule I thereto;

WHEREAS, a Certificate of Amendment of the Certificate of Formation was filed in the office of the Delaware Secretary of State on May 2, 2016, changing the name of the Company to “Five Point Operating Company, LLC”;

WHEREAS, an Amended and Restated Limited Liability Agreement of Five Point Operating Company, LLC, dated as of May 2, 2016 (the “Amended LLC Agreement”), was entered into by the Parent and the members listed on Schedule I thereto;

WHEREAS, Section 14.3 of the Amended LLC Agreement provides that the Company may be converted into a limited partnership pursuant to a plan of conversion that has been approved by the Operating Managing Member (as defined in the Amended LLC Agreement) upon the satisfaction of the conditions set forth therein;

WHEREAS, the conditions to conversion set forth in Section 14.3 of the Amended LLC Agreement have been satisfied and a plan of conversion relating to the conversion of the Company to a limited partnership (the “Plan of Conversion”) was approved and adopted by the Operating Managing Member of the Company on September 29, 2017; and

WHEREAS, pursuant to the Plan of Conversion, the Company was converted (the “Conversion”) to Five Point Operating Company, LP, a Delaware limited partnership (the “Partnership”), at 12:01 a.m. (the “Effective Time”) on October 1, 2017, in accordance with Section 17-217 of the Delaware Revised Uniform Limited Partnership Act, as amended, pursuant to the filing with the Delaware Secretary of State on September 29, 2017 of a Certificate of Conversion (the “Certificate of Conversion”) and a Certificate of Limited Partnership (as amended from time to time, the “Certificate of Limited Partnership”); and

WHEREAS, the Plan of Conversion provides that, at the Effective Time, the Partnership shall be governed by this Agreement, which shall be executed and delivered by the Parent, Five Point GP, as the Managing General Partner, and by LenFive GP and LenFive Sub GP, as Non-Managing General Partners.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Acquired Percentage” has the meaning set forth in Section 15.1(b) hereof.

“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101 et. seq., as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.9 hereof.

“Additional Funds” has the meaning set forth in Section 4.3(a) hereof.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to the Act and Section 12.3 hereof, who is shown as such on the books and records of the Partnership, and who has not ceased to be a Limited Partner pursuant to the Act and this Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Partnership Year, after giving effect to the following adjustments:

(i)    decrease such deficit by any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner’s Partnership Interest or that such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)    increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i)    the Parent (a) declares or pays a dividend on its outstanding Class A Common Shares wholly or partly in Class A Common Shares or makes a distribution to all holders of its outstanding Class A Common Shares wholly or partly in Class A Common Shares, (b) splits or subdivides its outstanding Class A Common Shares or (c) effects a reverse share split or otherwise combines its outstanding Class A Common Shares into a smaller number of Class A Common Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of Class A Common Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of Class A Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)    the Parent distributes any rights, options or warrants to all holders of its Class A Common Shares to subscribe for or to purchase or to otherwise acquire Class A Common Shares, or other securities or rights convertible into, exchangeable for or exercisable for Class A Common Shares (other than Class A Common Shares issuable pursuant to a Qualified DRIP), at a price per share less than the Value of a Class A Common Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of Class A Common Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of Class A Common Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of Class A Common Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of Class A Common Shares purchasable under such Distributed Rights, multiplied by the minimum purchase price per Class A Common Share under such Distributed Rights and (2) the denominator of which is the Value of a Class A Common Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution (or, if later, the time the Distributed Rights become exercisable) of the Distributed Rights, to reflect a reduced maximum number of Class A Common Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii)    the Parent shall, by dividend or otherwise, distribute to all holders of its Class A Common Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the Parent and/or any Special Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction (a) the numerator of which shall be such Value of a Class A Common Share on such record date and (b) the denominator of which shall be the Value of a Class A Common Share as of such record date less the then fair market value (as determined by the Managing General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Class A Common Share.

Notwithstanding the foregoing, if any of the events in clause (i), (ii) or (iii) above occur, no adjustments will be made to the Adjustment Factor for any class or series of Partnership Interests to the extent that the Partnership concurrently makes or effects a correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects a correlative split, subdivision, reverse split or combination in respect of the Partnership Interests of such class or series. If the Parent effects a dividend that allows holders of Class A Common Shares to elect to receive cash or additional Class A Common Shares, the Partnership may effect a correlative distribution by distributing to all Partners holding Partnership Interests of such class or series a combination of cash and additional Partnership Interests in the same ratio as the ratio of cash and Class A Common Shares paid by the Parent, without offering Partners an opportunity to elect to receive cash or additional Partnership Interests. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble hereto.

“Amended LLC Agreement” has the meaning set forth in the recitals hereto.

“Annual Income Tax Liability” means, for each Partner, such Partner’s annual federal and state income tax obligations for the applicable calendar year (and reasonably estimated for each quarter for purposes of any quarterly estimated income tax obligations) arising from the allocation to such Partner of income recognized by the Partnership based on the assumption that such Partner is a California corporation subject to the maximum federal and California state income tax rates applicable to corporations and assuming state taxes are fully deductible for federal income tax purposes. The computation of Annual Income Tax Liability shall not take into account (i) any allocation of taxable income, gain, deduction, or loss pursuant to Code Section 704(c), (ii) recovery of a basis accruing to any Partner pursuant to Code Section 743, and (iii) for the avoidance of doubt, any income, gain, loss or deduction relating to any payments made by the Partnership or Parent pursuant to the Tax Receivable Agreement that are treated as guaranteed payments within the meaning of Code Section 707(c) (including amounts arising in respect of such guaranteed payments that are required to be capitalized). For the avoidance of doubt, the computation of Annual Income Tax Liability is hypothetical and does not take into account any Partner’s tax attributes or status.

“Assignee” means a Person to whom a Partnership Interest has been Transferred but who has not become a Partner, and who has the rights set forth in Section 11.5 hereof.

“Board of Directors” means the Board of Directors of the Parent.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Business Plan” means an annual or multiyear business plan or budget for the Partnership and its Subsidiaries (which may be in the form of a cash flow projection) that the Managing General Partner proposes to present to the Board of Directors for a formal review.

“Capital Account” means, with respect to any Partner, the Capital Account maintained by the Managing General Partner for such Partner on the Partnership’s books and records in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:

(i)    To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(ii)    From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(iii)    In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Partner’s Capital Account of the transferor to the extent that it relates to the Transferred interest.

(iv)    In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v)    The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Code Section 704, and shall be interpreted and applied in a manner consistent with such Regulations. The Managing General Partner may modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, provided that the Managing General Partner determines that such modification is not reasonably likely to have a material effect on the amounts distributable to any Partner without such Person’s consent.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes or is deemed to have contributed to the Partnership or is deemed to contribute pursuant to Article 4 hereof.

“Capital Share” means a share of any class or series of shares of the Parent now or hereafter authorized, other than a Class A Common Share or Class B Common Share.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a Class A Common Share and (ii) the Class A Common Shares Amount, determined as of the applicable Valuation Date.

“Certificate of Conversion” has the meaning set forth in the recitals hereto.

“Certificate of Formation” has the meaning set forth in the recitals hereto.

“Certificate of Limited Partnership” has the meaning set forth in the recitals hereto.

“Charity” means an entity described in Code Section 501(c)(3), or any trust all the beneficiaries of which are such entities.

“Class A Common Shares” means the Parent’s Class A common shares.

“Class A Common Shares Amount” means a number of Class A Common Shares equal to (i) the product of (a) the number of Tendered Units and (b) the Adjustment Factor, minus (ii) the quotient of (x) the aggregate amount of Excess Distributions with respect to such Tendered Units, divided by (y) the Value of a Class A Common Share as of the applicable Valuation Date; provided, however, that, in the event that the Parent issues to all holders of Class A Common Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Parent’s stockholders to subscribe for or purchase Class A Common Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Class A Common Shares Amount shall also include such Rights that a holder of that number of Class A Common Shares would be entitled to receive, expressed, where relevant hereunder, as a number of Class A Common Shares determined by the Managing General Partner.

“Class B Common Shares” means the Parent’s Class B common shares.

“Class A Unit” means a unit of Partnership Interest designated as a “Class A Common Unit.”

“Class B Unit” means a unit of Partnership Interest designated as a “Class B Common Unit.”

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific Section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Share” means a Class A Common Share or a Class B Common Share.

“Common Unit” means a Class A Unit or a Class B Unit.

“Company” shall have the meaning set forth in the recitals hereto.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof.

“Consent of the Limited Partners and Non-Managing General Partners” means the Consent of a Majority in Interest of the Limited Partners and Non-Managing General Partners, with all of the Limited Partners and Non-Managing General Partners voting together as a single class, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the Limited Partners and Non-Managing General Partners in their discretion.

“Consent of the Partners” means the Consent of a Majority in Interest of the Partners, with all of the Partners voting together as a single class, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by Partners in their discretion.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership.

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner and in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Conversion” shall have the meaning set forth in the recitals hereto.

“Cut-Off Date” means the tenth (10th) Business Day after the Managing General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Declination” has the meaning set forth in Section 15.1(a) hereof.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Effective Time” shall have the meaning set forth in the recitals hereto.

“Equity Plan” means any share or equity purchase plan, restricted share or equity plan or other similar equity compensation plan now or hereafter adopted by the Partnership, the Managing General Partner or the Parent.

“Equivalent Units” means, with respect to any class or series of Capital Shares, Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Shares as appropriate to reflect the relative rights and preferences of such Capital Shares as to the Class A Common Shares and the other classes and series of Capital Shares as such Equivalent Units would have as to Class A Units and the other classes and series of Units corresponding to the other classes of Capital Shares, but not as to matters such as voting for members of the Board of Directors that are not applicable to the Partnership. For the avoidance of doubt, the voting rights, redemption rights and rights to Transfer Equivalent Units need not be similar to the rights of the corresponding class or series of Capital Shares, provided, however, with respect to redemption rights, the terms of Equivalent Units must be such that the Partnership complies with Section 4.7(b) of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Withdrawal” has the meaning set forth in Section 12.2(b) hereof.

“Excess Distributions” means, as of any date and with respect to any Management Unit owned by a Management Partner, (i) the aggregate amount of distributions paid to such Management Partner pursuant to Section 5.3 as of such date, minus the aggregate amount of all reductions in distributions pursuant to Sections 5.1 and 5.2 as a result of Section 5.3(b) as of such date, divided by (ii) the aggregate amount of Management Units owned by such Management Partner as of such date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Existing LLC Agreement” has the meaning set forth in the recitals hereto.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

“Funding Debt” means any Debt incurred by or on behalf of the Parent or any Special Partner for the purpose of providing funds to the Partnership.

“General Partner” means a Managing General Partner or a Non-Managing General Partner.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)    The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the Managing General Partner using such reasonable method of valuation as it may adopt.

(ii)    The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described below shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(1)    the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the Parent pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the Managing General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(2)    the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the Managing General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(3)    the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than a liquidation caused by a termination of the Partnership under Code Section 708(b)(1)(B)); and

(4)    at such other times as the Managing General Partner shall reasonably determine necessary or advisable in accordance with Regulations Sections 1.704-1(b) and 1.704-2.

(iii)    The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the Managing General Partner using such reasonable method of valuation as it may adopt.

(iv)    The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the Managing General Partner reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

(v)    The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments made pursuant to the exercise of a noncompensatory option, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(s); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (v) to the extent that the Managing General Partner reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (v).

(vi)    If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (i), subsection (ii), subsection (iv), or subsection (v) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (a) a Partner or (b) an Assignee that owns a Unit.

“Imputed Underpayment Amount” has the meaning set forth in Section 10.4 hereof.

“Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its certificate of incorporation; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) a General Partner, the Parent or a Special Partner, or (b) a manager, member, director, officer, employee, agent or representative of any General Partner, the Parent, any Special Partner or the Partnership and (ii) such other Persons (including Affiliates, employees or agents of any General Partner, the Parent, any Special Partner or the Partnership) as the Managing General Partner may designate from time to time (whether before or after the event giving rise to potential liability).

“IRS” means the United States Internal Revenue Service.

“Junior Unit” means a fractional share of the Partnership Interests of a particular class or series that the Managing General Partner has authorized pursuant to Section 4.2 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Common Units.

“Lead Tendering Party” has the meaning set forth in Section 15.1(f) hereof.

“LenFive” means LenFive, LLC, a Delaware limited liability company.

“LenFive GP” has the meaning set forth in the preamble hereto.

“LenFive Sub GP” has the meaning set forth in the preamble hereto.

“Limited Partner” means any Person that is, from time to time, admitted to the Partnership as a limited partner pursuant to the Act and this Agreement, and any Substituted Limited Partner or Additional Limited Partner, each shown as such in the books and records of the Partnership, in each case, that has not ceased to be a limited partner of the Partnership pursuant to the Act and this Agreement, in such Person’s capacity as a limited partner of the Partnership.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidator” has the meaning set forth in Section 13.2(a) hereof.

“LLC Act” has the meaning set forth in the recitals hereto.

“Majority in Interest of the General Partners” means General Partners entitled to vote on or consent to any matter holding more than fifty percent (50%) in number of all outstanding Class A Units held by all General Partners entitled to vote on or consent to such matter. For this purpose, the Managing General Partner shall be deemed to hold all Class A Units held by any Special Partner.

“Majority in Interest of the Partners” means Partners (including the Parent, any Special Partner, the Managing General Partner and any Controlled Entity of any of them) entitled to vote on or consent to any matter holding more than fifty percent (50%) in number of all outstanding Class A Units held by all Partners (including the Parent, any Special Partner, the Managing General Partner and any Controlled Entity of any of them) entitled to vote on or consent to such matter.

“Majority in Interest of the Limited Partners and Non-Managing General Partners” means the Limited Partners and Non-Managing General Partners entitled to vote on or consent to any matter holding more than fifty percent (50%) in number of all outstanding Class A Units held by all Limited Partners and Non-Managing General Partners entitled to vote on or consent to such matter. For this purpose, the Managing General Partner shall be deemed to hold all Class A Units held by any Special Partner.

“Management Partner” means Doni, Inc. and such additional Partners which shall be designated as such from time to time by the Managing General Partner.

“Management Income Tax Liability” means, for each Management Partner, such Management Partner’s federal and state income tax obligations for the calendar year (and reasonably estimated for each quarter for purposes of any quarterly estimated income tax obligations) arising from the allocation to such Management Partner of income or gain recognized by the Partnership based on the assumptions that (i) such Management Partner is an individual, trust or S corporation (whichever is subject to the greatest income and/or franchise tax rate) resident of or domiciled in California subject to the maximum federal and applicable California state income and/or franchise tax rates, and (ii) until such time as a Management Partner notifies the Partnership to the contrary, (x) state taxes are fully deductible for federal income tax purposes and (y) such income or gain is not “net investment income” for purposes of Code Section 1411. At such time as a Management Partner notifies the Partnership that the assumptions made in clause (ii) above are inaccurate, the calculation of the Management Income Tax Liability with respect to such Management Partner shall be made by taking into account such Management Partner’s tax position with respect to items listed in clause (ii), provided, however, that such Management Partner shall promptly notify the Partnership of any material change in such tax position. The computation of the Management Income Tax Liability shall take into account any allocation of taxable income, gain, deduction, or loss pursuant to Code Section 704(c) to such Management Partner, but shall not take into account, for the avoidance of doubt, any income, gain, loss or deduction relating to any payments made by the Partnership or Parent pursuant to the Tax Receivable Agreement that are treated as guaranteed payments within the meaning of Code Section 707(c) (including amounts arising in respect of such guaranteed payments that are required to be capitalized). For the avoidance of doubt, the computation of Management Income Tax Liability is hypothetical and, to the extent not specifically provided herein, does not take into account any Management Partner’s tax attributes or status.

“Management Units” means Units issued to a Management Partner and any Units issued pursuant to a split, subdivision, reverse split or combination in respect of any such Units. As to any particular Management Unit, such Unit shall cease to be a Management Unit when it has been redeemed or exchanged pursuant to Section 15.1 or otherwise acquired by the Parent.

“Managing General Partner” means Five Point GP or any other Person that is, from time to time, admitted to the Partnership as a Managing General Partner pursuant to the Act and this Agreement, and, in each case, that has not ceased to be a Managing General Partner pursuant to the Act and this Agreement, in such Person’s capacity as a Managing General Partner of the Partnership.

“Net Income” or “Net Loss” means, for each Partnership Year, an amount equal to the Partnership’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)    any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(ii)    any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(iii)    in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv)    gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)    in lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(vi)    to the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii)    notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“Net Proceeds” has the meaning set forth in Section 15.1(f) hereof.

“New Partnership Audit Procedures” means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, and any successor statutes thereto or Regulations promulgated or official guidance issued thereunder.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, Common Shares or Preferred Shares, excluding Preferred Shares and grants under the Share Option Plans, or (ii) any Debt issued by the Parent that provides any of the rights described in clause (i).

“Non-Managing General Partner” means LenFive GP, LenFive Sub GP or any other Person that is, from time to time, admitted to the Partnership as a Non-Managing General Partner pursuant to the Act and this Agreement and, in each case, that has not ceased to be a Non-Managing General Partner pursuant to the Act and this Agreement, in such Person’s capacity as a Non-Managing General Partner.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

“Offered Shares” has the meaning set forth in Section 15.1(f) hereof

“Offering Units” has the meaning set forth in Section 15.1(f) hereof.

“Optionee” means a Person to whom a share option is granted under any Share Option Plan.

“Parent” has the meaning set forth in the preamble hereto.

“Parent LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Parent, as now or hereafter amended, restated, modified, supplemented or replaced.

“Partner” means any Person that is at the date of this Agreement, or that is subsequently admitted to the Partnership as, a General Partner or a Limited Partner in accordance with the terms of this Agreement and the Act, including any Substituted Limited Partner or Additional Limited Partner, each shown as such in the Register, in each case, that has not ceased to be either a General Partner or a Limited Partner pursuant to the Act and this Agreement, in such Person’s capacity as a General Partner or a Limited Partner, as the case may be.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(1).

“Partnership” has the meaning set forth in the recitals hereto.

“Partnership Employee” means an employee of the Partnership or an employee of a Subsidiary of the Partnership, if any.

“Partnership Interest” means an ownership interest in the Partnership held by a General Partner or a Limited Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests; however, notwithstanding that any General Partner, any Special Partner and any other Limited Partner may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their Partnership Interests), the Partnership Interest held by any General Partner, any Special Partner or any other Limited Partner and designated as being of a particular class or series shall not be deemed to be a separate class or series of Partnership Interest from a Partnership Interest having the same designation as to class and series that is held by any other Partner solely because such Partnership Interest is held by a General Partner, a Special Partner or any other Limited Partner having different rights and privileges as specified under this Agreement. A Partnership Interest may be expressed as a number of Class A Units, Preferred Units or other Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the Managing General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a record date fixed for the determination of Partners entitled to receive any distribution, shall (unless otherwise determined by the Managing General Partner) generally be the same as the record date established by the Parent for a dividend or distribution to its shareholders.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, with respect to each Partner, as to any class or series of Units, a fraction, expressed as a percentage, the numerator of which is the aggregate number of Units of such class or series held by such Partner and the denominator of which is the total number of Units of such class or series held by all Partners. If not otherwise specified, “Percentage Interest” shall be deemed to refer only to Class A Units. A Partner’s Percentage Interest in Common Units means a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate number of Class A Units held by such Partner and (ii) 0.0003 multiplied by the aggregate number of Class B Units held by such Partner, and the denominator of which is the sum of (a) the aggregate number of Class A Units held by all Partners, and (b) 0.0003 multiplied by the aggregate number of Class B Units held by all Partners.

“Permitted Lender Transferee” has the meaning set forth in the definition of Permitted Transferee.

“Permitted Transfer” means (i) a Transfer by a Partner of all or part of its Partnership Interest to the Parent, the Partnership, any Family Member, Controlled Entity or Affiliate of such Partner, a Charity, or another Partner, (ii) a Pledge and any Transfer of a Partnership Interest to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, or (iii) a Transfer of Units by FPC-HF Venture I, LLC, in a single transaction or a series of related transactions, to any Persons that, directly or indirectly, own an interest in such entity.

“Permitted Transferee” means (i) any transferee of a Partner’s Partnership Interest in a Permitted Transfer, (ii) any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom any Partnership Interest is transferred pursuant to the exercise of remedies under a Pledge and any special purpose entities owned and used by such lenders or agents for the purpose of holding any such Partnership Interest (each a “Permitted Lender Transferee”), and (iii) any Person, including any Third-Party Pledge Transferee designated by any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom a Partnership Interest is transferred pursuant to the exercise of remedies under a Pledge, whether before or after one or more Permitted Lender Transferees take title to such Partnership Interest.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Plan of Conversion” has the meaning set forth in the recitals hereto.

“Pledge” means a pledge by a Partner of all or any portion of its Partnership Interest to one or more banks or lending institutions, or agents acting on their behalf, which are not Affiliates of such Partner, as collateral or security for a bona fide loan or other extension of credit.

“Preferred Share” means a share of the Parent now or hereafter authorized, designated or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Shares.

“Preferred Unit” means a fractional share of the Partnership Interests of a particular class or series that the Managing General Partner has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units.

“Pricing Agreements” has the meaning set forth in Section 15.1(f) hereof.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.

“Qualified DRIP” means a dividend reinvestment plan of the Parent that permits participants to acquire Class A Common Shares using the proceeds of dividends paid by the Parent; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the shareholders of the Parent the savings enjoyed by the Parent in connection with the avoidance of share issuance costs, and (ii) not exceed 5% of the value of a Class A Common Share as computed under the terms of such dividend reinvestment plan.

“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying LenFive Entity” means an entity that is: (i) a direct or indirect wholly owned Subsidiary of LenFive; (ii) a single member limited liability company that is disregarded as separate from its owner for U.S. federal income tax purposes and which owns no assets (including contribution obligations within the meaning of Regulations Section 1.752-2(k)(2)(i)(A)) other than (x) Class A Units and (y) other assets (1) contributed to it by its owner if the contribution is followed immediately by a contribution of equal net value by it to the Partnership or (2) distributed by the Partnership to it if the distribution is followed immediately by a distribution of equal net value by it to its owner(s); and (iii) owns Class A Units that, together with Class A Units owned by LenFive and its other direct and indirect wholly owned Subsidiaries, exceed ten percent (10%) of the total number of all outstanding Class A Units; provided, however, that any such entity shall cease to be a Qualifying LenFive Entity if (A) LenFive fails to make a representative (which may be an employee of an Affiliate) available for election to the Board of Directors; (B) Lennar Corporation and Stuart Miller, together with any Family Members of Stuart Miller, cease to own, directly or indirectly, equity securities of LenFive that represent, in the aggregate, at least twenty-five percent (25%) of the aggregate voting power of all equity securities of LenFive, unless the Managing General Partner has given its prior written consent (which may be given or withheld in its sole and absolute discretion) to such event; or (C) any Person or group (as such term is defined under Section 13(d)(3) of the Exchange Act) directly or indirectly own equity securities of LenFive that represent a percentage of the aggregate voting power of LenFive in excess of that owned, directly or indirectly, by Lennar Corporation or Stuart Miller, together with any Family Members of Stuart Miller, unless the Managing General Partner has given its prior written consent (which may be given or withheld in its sole and absolute discretion) to such event.

“Qualifying Parent Entity” means an entity that is a single member limited liability company that (i) is disregarded as separate from Parent for U.S. federal income tax purposes, (ii) is wholly owned by Parent and (iii) owns no assets (including contribution obligations within the meaning of Regulations Section 1.752-2(k)(2)(i)(A)) other than (x) Class A Units or Class B Units, and (y) other assets (1) contributed to it by its owner if the contribution is followed immediately by a contribution of equal net value by it to the Partnership or (2) distributed by the Partnership to it if the distribution is followed immediately by a distribution of equal net value by it to its owner.

“Qualifying Party” means (a) a Partner, (b) an Additional Limited Partner, (c) an Assignee who is the transferee of a Partner’s Partnership Interest in a Permitted Transfer, or (d) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Partner’s Partnership Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the Managing General Partner or any Special Partner.

“Redemption” has the meaning set forth in Section 15.1(a) hereof.

“Register” has the meaning set forth in Section 4.1 hereof.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3(b)(viii) hereof.

“Rights” has the meaning set forth in the definition of “Class A Common Shares Amount.”

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Share Offering Funding” has the meaning set forth in Section 15.1(f) hereof.

“Share Offering Funding Amount” has the meaning set forth in Section 15.1(f) hereof.

“Share Option Plans” means any share option plan now or hereafter adopted by the Partnership or the Parent.

“Single Funding Notice” has the meaning set forth in Section 15.1(f) hereof.

“Special Partner” means the Parent, Five Point GP and any other Partner that is a wholly owned Subsidiary of the Parent.

“Special Redemption” has the meaning set forth in Section 15.1(a) hereof.

“Specified Redemption Date” means the tenth (10th) Business Day after the receipt by the Managing General Partner of a Notice of Redemption; provided, however, that no Specified Redemption Date with respect to any Class A Units shall occur during the Twelve-Month Period applicable to such Class A Units (except pursuant to a Special Redemption); and provided, further, that, if the Parent and the Managing General Partner elect a Share Offering Funding pursuant to Section 15.1(f), such Specified Redemption Date shall be deferred until the next Business Day following the date of the closing of the Share Offering Funding.

“Specified Threshold” means, as of any date, twenty percent (20%) of the total assets of the Partnership and its consolidated subsidiaries as of the end of the most recently completed fiscal quarter.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another direct or indirect Subsidiary of such Person) (i) owns a majority of the equity interests having ordinary voting power for the election of directors or trustees or other governing body, or (ii) otherwise controls the management, including through a Person’s status as general partner, manager or managing member of the entity.

“Substituted Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 11.4 hereof.

“Surviving Partnership” has the meaning set forth in Section 11.7 hereof.

“Tax Items” has the meaning set forth in Section 6.4(a) hereof.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of May 2, 2016, by and among the Parent, the Partnership, and the other Persons named therein.

“Tendered Units” has the meaning set forth in Section 15.1(a) hereof.

“Tendering Party” has the meaning set forth in Section 15.1(a) hereof.

“Termination Transaction” means (i) any Transfer of all or any portion of the Partnership Interest of the Parent or any Special Partner, other than (x) a Transfer to the Partnership, the Parent or a Special Partner, or (y) a Transfer permitted by Section 11.2, (ii) a merger, consolidation or other combination involving the Parent or any Special Partner, on the one hand, and any other Person, on the other, (iii) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Parent not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (iv) a reclassification, recapitalization or change of the outstanding Class A Common Shares (other than as a result of a share split, share dividend or similar subdivision), or (v) the adoption of any plan of liquidation or dissolution of the Parent.

“Third-Party Pledge Transferee” means a Qualified Transferee, other than a Permitted Lender Transferee, that acquires a Partnership Interest pursuant to the exercise of remedies by Permitted Lender Transferees under a Pledge and that agrees to be bound by the terms and conditions of this Agreement.

“Transaction Consideration” has the meaning set forth in Section 11.7 hereof.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, “Transfer” does not include (a) any Redemption of Class A Units by the Partnership, or acquisition of Class A Units by the Parent, pursuant to Section 15.1 hereof, or (b) any redemption of Units pursuant to any Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Twelve-Month Period” means, as to any Partnership Interest, a twelve-month period ending on the later of (i) the day before the first (1st) anniversary of a Qualifying Party’s first becoming a Holder of such Partnership Interest or (ii) May 1, 2017; provided, however, that if such Qualifying Party acquired Class A Units in exchange for a membership interest in The Shipyard Communities, LLC, then such Qualifying Party shall be deemed to have acquired such Class A Units when the Qualifying Party acquired such membership interest in The Shipyard Communities, LLC; and provided, further, that the Managing General Partner may, by written agreement with a Qualifying Party, shorten or lengthen the Twelve-Month Period applicable to such Qualifying Party.

“Unit” means a Common Unit, a Preferred Unit, a Junior Unit or any other fractional share of the Partnership Interests that the Managing General Partner has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof.

“Unit Designation” has the meaning set forth in Section 4.2 hereof.

“Valuation Date” means the date of receipt by the Managing General Partner of a Notice of Redemption pursuant to Section 15.1 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date, the average of the daily Market Prices of a Class A Common Share for ten (10) consecutive trading days immediately preceding the Valuation Date (except that, in lieu of such average of daily market prices, for purposes of Section 4.4 hereof (i) in the case of an exercise of a share option under any Share Option Plans, the Market Price for the trading day immediately preceding the date of exercise shall be used, and (ii) in the case of delivery of Class A Common Shares pursuant to restricted share units or other equity compensation plans, the Market Price on the date of such delivery shall be used). The term “Market Price” on any date means, with respect to any Class A Common Shares, the last sale price for such Class A Common Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Class A Common Shares, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Class A Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Shares are listed or admitted to trading or, if the Class A Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if the Class A Common Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Shares selected by the Managing General Partner or, in the event that no trading price is available for the Class A Common Shares, the fair market value of the Class A Common Shares, as determined in good faith by the Managing General Partner. In the event that the Class A Common Shares Amount includes Rights (as defined in the definition of “Class A Common Shares Amount”) that a holder of Class A Common Shares would be entitled to receive, then the Value of such Rights shall be determined by the Managing General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Vesting Date” has the meaning set forth in Section 4.4 hereof.

“Withdrawing Partners” has the meaning set forth in Section 15.1(f) hereof.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1    Formation. The Partnership is the result of the conversion of the Company to a Delaware limited partnership at the Effective Time in accordance with Section 17-217 of the Act pursuant to the Certificate of Conversion and the Certificate of Limited Partnership which were filed with the Delaware Secretary of State on September 29, 2017. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2    Name. The name of the Partnership is “Five Point Operating Company, LP.” The Partnership’s business may be conducted under any other name or names deemed advisable by the Managing General Partner, including the name of the Managing General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “LP” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing General Partner may change the name of the Partnership at any time and from time to time without the consent or approval of any other Partner.

Section 2.3    Principal Office and Resident Agent. The address of the principal office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name and address of the resident agent of the Partnership in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, or such other principal office and resident agent as the Managing General Partner may from time to time designate. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Managing General Partner may approve.

Section 2.4    Power of Attorney.

(a)    Each Partner and Assignee hereby irrevocably constitutes and appoints the Managing General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i)    execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments, supplements or restatements thereof) that the Managing General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the Managing General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the Managing General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(ii)    execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments the Managing General Partner or any Liquidator determines are necessary or desirable to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the Managing General Partner or any Liquidator to amend this Agreement except in accordance with Section 14.1 hereof or as may be otherwise expressly provided for in this Agreement.

(b)    The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Partners and Assignees will be relying upon the power of the Managing General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Partner or Assignee and the Transfer of all or any portion of such Person’s Units or Partnership Interest (as the case may be) and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Partner and Assignee hereby agrees to be bound by any representation made by the Managing General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing General Partner or the Liquidator, taken in good faith under such power of attorney. Each Partner and Assignee shall execute and deliver to the Managing General Partner or the Liquidator, within fifteen (15) days after receipt of the Managing General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4(b), no Partner shall incur any personal liability for any action of the Managing General Partner or the Liquidator taken under such power of attorney.

Section 2.5    Term. The Partnership shall continue indefinitely unless the Partnership is dissolved pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

ARTICLE 3

PURPOSE

Section 3.1    Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, but not limited to, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, (ii) to acquire and invest in any securities and/or loans relating to the Properties, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iv) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (v) to do anything necessary or incidental to the foregoing. The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with the foregoing, the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire and construct additional Properties necessary, useful or desirable in connection with its business.

Section 3.2    Powers. The Partnership shall have the power to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

Section 3.3    Limits on Partner Relationship. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4    Representations and Warranties by the Partners.

(a)    Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner is neither a “foreign person,” within the meaning of Code Section 1445(f) nor a “foreign partner,” within the meaning of Code Section 1446(e), and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

(b)    Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a

Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s)(as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, certificate of incorporation or bylaws (as the case may be), any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or shareholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or shareholders (as the case may be) is or are subject, (iii) such Partner is neither a “foreign person,” within the meaning of Code Section 1445(f), nor a “foreign partner,” within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

(c)    Each Partner (including, without limitation, each Substituted Limited Partner, as a condition to becoming a Substituted Limited Partner) represents and warrants that it is an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act, and represents, warrants and agrees that it has acquired and, as of the date hereof, continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment. Notwithstanding the foregoing, the representations and warranties contained in the first sentence of this Section 3.4(c) shall not apply to any Permitted Lender Transferee, it being understood that a Permitted Lender Transferee may be subject to a legal obligation to sell, distribute or otherwise dispose of any Partnership Interest acquired pursuant to the exercise of remedies under a Pledge; provided, however, that any such Permitted Lender Transferee must be a Qualified Transferee.

(d)    Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to the Partnership, the Managing General Partner and each other Partner that (i) to its knowledge, it is in compliance with the requirements of the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); and (ii) neither such Partner nor any of its Affiliates (A) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (B) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (C) is owned or controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(e)    The representations and warranties contained in Sections 3.4(a), 3.4(b), 3.4(c) and 3.4(d) hereof shall survive the execution and delivery of this Agreement by the Managing General Partner and the Non-Managing General Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

(f)    Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the Parent have been made by the Parent, the Partnership, the Managing General Partner, any Partner or any employee or representative or Affiliate of any of them, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

(g)    Notwithstanding the foregoing, the Managing General Partner may permit the modification of any of the representations and warranties contained in Sections 3.4(a), 3.4(b), 3.4(c) and 3.4(d) above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in either (i) a Unit Designation applicable to the Units held by such Partner or (ii) a separate writing addressed to the Partnership and the Managing General Partner.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1    Capital Contributions of the Partners. The existing Partners (or their predecessors in interest) have previously made Capital Contributions to the Partnership (or to the Company prior to Conversion). Except as provided by law or in Section 4.2, Section 4.3 or Section 10.4 hereof, the Partners shall have no obligation or, except with the prior written consent of the Managing General Partner, right to make any Capital Contributions or loans to the Partnership. The Managing General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the Managing General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number of Units of each Partner, and such other information as the Managing General Partner may deem necessary or desirable (the “Register”). The Register shall not be deemed part of this Agreement. The Managing General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the Managing General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Partner. No action of any Partner shall be required to amend or update the Register. Except as required by law, no Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.

Section 4.2    Issuances of Additional Partnership Interests. Subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation:

(a)    General. Partnership Interests shall be represented by Units. Initially, all Units shall be designated as either “Class A Common Units” or “Class B Common Units.” At the Effective Time, each Class A Common Unit of the Company was automatically converted into a Class A Common Unit of the Partnership, and each Class B Common Unit of the Company was automatically converted into a Class B Common Unit of the Partnership. Class A Units and Class B Units may be held by a General Partner or a Limited Partner. Except as expressly provided herein, Class A Units and Class B Units shall entitle the holders thereof to equal rights under this Agreement. The Partners, and the number and class of Units held by each Partner, as of the effectiveness of this Agreement is set forth in the Register. The Managing General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the Parent or any other Special Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the Managing General Partner, all without the approval of any Partner or any other Person. Without limiting the foregoing, the Managing General Partner is expressly authorized to cause the Partnership to issue Units (i) upon the conversion, redemption or exchange of any Debt, Units or other securities issued by the Partnership, (ii) to The Shipyard Communities, LLC or its members in connection with a redemption or exchange of Class A Units of The Shipyard Communities, LLC pursuant to the limited liability company agreement of such entity, (iii) for less than fair market value, (iv) for no consideration, (v) in connection with any merger of any other Person into the Partnership, or (vi) upon the contribution of property or assets to the Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption (including, without limitation, rights that may be senior or otherwise entitled to preference over existing Partnership Interests) as shall be determined by the Managing General Partner, without the approval of any Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Unit Designation”). Without limiting the generality of the foregoing, the Managing General Partner shall have authority to specify the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests. Except to the extent specifically set forth in any Unit Designation, a Partnership Interest of any class or series, other than a Class A Unit, shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the Managing General Partner shall amend the Register and the books and records of the Partnership as appropriate to reflect such issuance.

(b)    Issuances to the Parent or any Special Partner. No additional Units shall be issued to the Parent or any Special Partner unless (i) the additional Units are issued to all Partners holding Class A Units in proportion to their respective Percentage Interests in the Class A Units, (ii) (a) the additional Units are (x) Class A Units issued in connection with an issuance of Class A Common Shares, (x) Class B Units issued in connection with an issuance of Class B Common Shares, or (z) Equivalent Units issued in connection with an issuance of Preferred Shares, New Securities or other interests in the Parent (other than Common Shares), and (b) the Parent contributes to the Partnership the net cash proceeds or other consideration received in connection with the issuance of such Class A Common Shares, Class B Common Shares, Preferred Shares, New Securities or other interests in the Parent, (iii) the additional Units are issued upon the conversion, redemption or exchange of Debt, Units or other securities issued by the Partnership, or (iv) the additional Units are issued pursuant to Section 4.3(b), Section 4.3(e), Section 4.4 or Section 4.5.

(c)    No Preemptive Rights. Except as expressly provided in this Agreement or in any Unit Designation, no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.3    Additional Funds and Capital Contributions.

(a)    General. The Managing General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Units or for such other purposes as the Managing General Partner may determine. Additional Funds may be obtained by the Partnership, at the election of the Managing General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Partner or any other Person.

(b)    Additional Capital Contributions. The Managing General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the Managing General Partner is hereby authorized to cause the Partnership from time to time to issue additional Units (as set forth in Section 4.2 above) in consideration therefor, and the Percentage Interests of the Managing General Partner and the Partners shall be adjusted to reflect the issuance of such additional Units.

(c)    Loans by Third Parties. The Managing General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than, except as contemplated in Section 4.3(d), the Managing General Partner or any Special Partner) upon such terms as the Managing General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Units; provided, however, that the Partnership shall not incur any such Debt which is subject to Section 7.3(d)(ii) without complying with Section 7.3, and the Partnership shall not incur any such Debt if any Limited Partner would be personally liable for the repayment of such Debt (unless such Limited Partner otherwise agrees).

(d)    Managing General Partner and Special Partner Loans. The Managing General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the Managing General Partner and/or any Special Partner if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the Managing General Partner or any Special Partner, as applicable, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt which is subject to Section 7.3(d)(ii) without complying with Section 7.3, and the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(e)    Issuance of Securities by the Parent. The Parent shall not issue any additional Class A Common Shares, Class B Common Shares, Preferred Shares or New Securities unless the Parent contributes the cash proceeds or other consideration received from the issuance of such additional Class A Common Shares, Class B Common Shares, Preferred Shares or New Securities (as the case may be), and from the exercise of the rights contained in any such additional New Securities, to the Partnership in exchange for (x) in the case of an issuance of Class A Common Shares, Class A Units, (y) in the case of an issuance of Class B Common Shares, Class B Units, or (z) in the case of an issuance of Preferred Shares or New Securities, Equivalent Units; provided, however, that notwithstanding the foregoing, the Parent may issue Class A Common Shares, Class B Common Shares, Preferred Shares or New Securities (a) pursuant to Section 4.4 or Section 15.1(b) hereof, (b) pursuant to a dividend or distribution (including any share split) of Class A Common Shares, Class B Common Shares, Preferred Shares or New Securities to all holders of Class A Common Shares, Class B Common Shares, Preferred Shares or New Securities (as the case may be), (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion, redemption, exchange or exercise of New Securities, or (e) in connection with an acquisition of Units or a property or other asset to be owned, directly or indirectly, by the Parent. In the event of any issuance of additional Class A Common Shares, Class B Common Shares, Preferred Shares or New Securities by the Parent, and the contribution to the Partnership, by the Parent, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the Parent’s expenses associated with such issuance, including any underwriting discounts or commissions. In the event that the Parent issues any additional Class A Common Shares or Class B Common Shares, and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is authorized to issue a number of Class A Units or Class B Units (as the case may be) to the Parent equal to the number of Class A Common Shares or Class B Common Shares so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3(e) without any further act, approval or vote of any Partner or any other Persons. In the event that the Parent issues any Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is authorized to issue to the Parent an equal number of Equivalent Units that correspond to the class or series of Capital Shares or New Securities so issued, in accordance with this Section 4.3(e) without any further act, approval or vote of any Partner or any other Persons.

Section 4.4    Share Option Plans.

(a)    Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Share Option Plan, an option to purchase Class A Common Shares granted to a Person other than a Partnership Employee is duly exercised:

(i)    The Parent, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Parent by such exercising party in connection with the exercise of such share option.

(ii)    Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4(a)(i) hereof, the Parent shall be deemed to have contributed to the Partnership as a Capital Contribution an amount equal to the Value of a Class A Common Share as of the date of exercise, multiplied by the number of Class A Common Shares then being issued in connection with the exercise of such share option. In exchange for such Capital Contribution, the Partnership shall issue a number of Class A Units to the Parent equal to the quotient of (a) the number of Class A Common Shares issued in connection with the exercise of such share option, divided by (b) the Adjustment Factor then in effect.

(b)    Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Share Option Plan, an option to purchase Class A Common Shares granted to a Partnership Employee is duly exercised:

(i)    The Parent shall sell to the Partnership, and the Partnership shall purchase from the Parent, the number of Class A Common Shares as to which such share option is being exercised. The purchase price per Class A Common Share for such sale of Class A Common Shares to the Partnership shall be the Value of a Class A Common Share as of the date of exercise of such share option.

(ii)    The Partnership shall sell to the Optionee (or if the Optionee is an employee of a Subsidiary of the Partnership, the Partnership shall sell to such Subsidiary of the Partnership, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a Class A Common Share at the time of the exercise, a number of Class A Common Shares equal to (a) the exercise price paid to the Parent by the exercising party in connection with the exercise of such share option, divided by (b) the Value of a Class A Common Share at the time of such exercise.

(iii)    The Partnership shall transfer to the Optionee (or if the Optionee is an employee of a Subsidiary of the Partnership, the Partnership shall transfer to such Subsidiary of the Partnership, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, a number of Class A Common Shares equal to the number of Class A Common Shares described in Section 4.4(b)(i) hereof, less the number of Class A Common Shares described in Section 4.4(b)(ii) hereof.

(iv)    The Parent shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Parent in connection with the exercise of such share option. In exchange for such Capital Contribution, the Partnership shall issue a number of Class A Units to the Parent equal to the quotient of (a) the number of Class A Common Shares issued in connection with the exercise of such share option, divided by (b) the Adjustment Factor then in effect.

(c)    Restricted Shares Granted to Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Share Option Plan), any Class A Common Shares are issued to a Partnership Employee (including any Class A Common Shares that are subject to forfeiture in the event such Partnership Employee’s employment with the Partnership or a Subsidiary of the Partnership is terminated and any Class A Common Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Partnership or a Subsidiary of the Partnership:

(i)    the Parent shall issue such number of Class A Common Shares as are to be issued to the Partnership Employee in accordance with the Equity Plan;

(ii)    the following events will be deemed to have occurred: (a) the Parent shall be deemed to have sold such shares to the Partnership (or if the Partnership Employee is an employee or other service provider of a Subsidiary of the Partnership, to such Subsidiary of the Partnership) for a purchase price equal to the Value of such shares, (b) the Partnership (or such Subsidiary of the Partnership) shall be deemed to have delivered the shares to the Partnership Employee, (c) the Parent shall be deemed to have contributed the purchase price to the Partnership as a Capital Contribution, and (d) if the Partnership Employee is an employee of a Subsidiary of the Partnership, the Partnership shall be deemed to have contributed such amount to the capital of the Subsidiary of the Partnership; and

(iii)    the Partnership shall issue to the Parent a number of Class A Units equal to the number of newly issued Class A Common Shares, divided by the Adjustment Factor then in effect, in consideration for a deemed Capital Contribution in an amount equal to (x) the number of newly issued Class A Units, multiplied by (y) a fraction the numerator of which is the Value of a Class A Common Share, and the denominator of which is the Adjustment Factor then in effect.

(d)    Restricted Shares Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Share Option Plan), any Class A Common Shares are issued to a Person other than a Partnership Employee in consideration for services performed for the Parent, the Managing General Partner, the Partnership or a Subsidiary of the Partnership:

(i)    the Parent shall issue such number of Class A Common Shares as are to be issued to such Person in accordance with the Equity Plan; and

(ii)    the Parent shall be deemed to have contributed the Value of such Class A Common Shares to the Partnership as a Capital Contribution, and the Partnership shall issue to the Parent a number of newly issued Class A Units equal to the number of newly issued Class A Common Shares, divided by the Adjustment Factor then in effect.

(e)    Future Share Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Parent, the Managing General Partner or the Partnership from adopting, modifying or terminating share incentive plans for the benefit of employees, directors or other business associates of the Parent, the Managing General Partner, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Parent, the Managing General Partner shall have the power, without the Consent of the Limited Partners and Non-Managing General Partners, to amend this Section 4.4 in accordance with Section 7.3(e).

(f)    Issuance of Class A Units. The Partnership is expressly authorized to issue Class A Units in the numbers specified in this Section 4.4 without any further act, approval or vote of any Partner or any other Persons.

Section 4.5    Dividend Reinvestment Plan, Share Incentive Plan or Other Plan. Except as may otherwise be provided in this Article 4, all amounts received by the Parent in respect of any dividend reinvestment plan, share incentive or other share or subscription plan or agreement, either (a) shall be utilized by the Parent to effect open market purchases of Class A Common Shares, or (b) if the Parent elects instead to issue new Class A Common Shares with respect to such amounts, shall be contributed by the Parent to the Partnership in exchange for additional Class A Units. Upon such contribution, the Partnership will issue to the Parent a number of Class A Units equal to the number of newly issued Class A Common Shares, divided by the Adjustment Factor then in effect.

Section 4.6    No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.7    Conversion or Redemption of Shares.

(a)    Conversion of Preferred Shares. If, at any time, any Preferred Shares are converted into Class A Common Shares, in whole or in part, then an equal number of Equivalent Units held by the Parent that correspond to the class or series of Preferred Shares so converted shall automatically be converted into a number of Class A Units equal to the quotient of (i) the number of Class A Common Shares issued upon such conversion, divided by (ii) the Adjustment Factor then in effect.

(b)    Redemption of Preferred Shares. If, at any time, any Preferred Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Parent for cash, then, immediately prior to such redemption of Preferred Shares, the Partnership shall redeem an equal number of Equivalent Units held by the Parent that correspond to the class or series of Preferred Shares so redeemed, repurchased or acquired upon the same terms and for the same price per Equivalent Unit, as such Preferred Shares are redeemed, repurchased or acquired.

(c)    Redemption, Repurchase or Forfeiture of Class A Common Shares. If, at any time, any Class A Common Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement) by the Parent, then, immediately prior to such redemption, repurchase or acquisition of Class A Common Shares, the Partnership shall redeem a number of Class A Units held by the Parent equal to the quotient of (i) the number of Class A Common Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Class A Unit (after giving effect to application of the Adjustment Factor) as such Class A Common Shares are redeemed, repurchased or acquired.

(d)    Redemption, Repurchase or Forfeiture of Class B Common Shares. If, at any time, any Class B Common Shares are redeemed, repurchased or otherwise acquired by the Parent, then, immediately prior to such redemption, repurchase or acquisition of Class B Common Shares, the Partnership shall redeem a number of Class B Units held by the Parent equal to the quotient of (i) the number of Class B Common Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Class B Unit (after giving effect to application of the Adjustment Factor) as such Class B Common Shares are redeemed, repurchased or acquired.

(e)    Conversion of Class B Common Shares. If, at any time, any Class B Common Shares are converted into Class A Common Shares, in whole or in part, then an equal number of Class B Units held by the Parent shall automatically be converted into a number of Class A Units equal to the number of Class A Common Shares issued in such conversion.

(f)    Noncompensatory Options. The tax treatment of the Partnership and the recipient or holder of an interest in the Partnership that is a noncompensatory option, within the meaning of Regulations Section 1.721-2(f), upon the issuance or exercise of such option, shall be determined in accordance with Regulations Section 1.721-2.

Section 4.8    Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and such Partner had contributed the cash to the capital of the Partnership, and received Class A Units with a Value equal to the sum contributed to the Partnership. In addition, with the consent of the Managing General Partner, one or more Partners (including any Special Partner) may enter into a contribution agreement with the Partnership which has the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.9    Transactions Effected Through a Special Partner. If the Parent is obligated or permitted to sell securities to the Partnership or make a capital contribution to the Partnership, or entitled to receive Units from the Partnership, under this Agreement, including without limitation under Section 4.2(b), Section 4.3(e) and Section 4.4, in lieu of the Parent, any other Special Partner may effect such transaction.

ARTICLE 5

DISTRIBUTIONS

Section 5.1    Requirement and Characterization of Distributions. Subject to Section 5.2, Section 5.3(b) and the terms of any Unit Designation that provides for a class or series of Preferred Units with a preference with respect to the payment of distributions, from time to time, as determined by the Managing General Partner, the Managing General Partner shall cause the Partnership to pay distributions, in such amounts as the Managing General Partner shall determine, to the Holders of Common Units in accordance with their respective Percentage Interests of Common Units on the applicable Partnership Record Date. If the Managing General Partner determines that any distribution is a regular quarterly distribution, then the portion of such distribution payable with respect to any Units that were not outstanding during the entire quarterly period in respect of which such distribution is made (other than any Units issued to the Parent in connection with the issuance of Common Shares or Capital Shares by the Parent) shall be prorated based on the portion of the quarterly period that such Units were outstanding.

Section 5.2    Tax Distributions. Subject to Section 5.3(b) but otherwise notwithstanding any provision in this Agreement to the contrary, for each calendar year, the Managing General Partner shall make quarterly cash distributions to the Partners such that each Partner receives an amount (after taking into account all distributions previously received by such Partner during the calendar year pursuant to Sections 5.1 and 5.2) that is at least equal to its Annual Income Tax Liability (as reasonably estimated for such quarter). All distributions made to Partners pursuant to this Section 5.2 shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributable to Partners under Section 5.1 and Section 13.2(a)(ii). All distributions made pursuant to this Section 5.2 shall be made on a pro rata basis in accordance with Percentage Interests.

Section 5.3    Management Tax Distributions.

(a)    Notwithstanding any provision in this Agreement to the contrary, for each calendar year, the Managing General Partner shall make quarterly cash distributions to the Management Partners pursuant to this Section 5.3 such that each Management Partner receives an amount (after taking into account all distributions previously received by such Management Partner during the calendar year pursuant to Sections 5.1, 5.2 and 5.3) that is at least equal to such Management Partner’s Management Income Tax Liability (as reasonably estimated for such quarter).

(b)    All distributions made in respect of Management Units pursuant to this Section 5.3 shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributable to the Holder of such Management Units under Sections 5.1, 5.2 and 13.2(a)(ii).

(c)    To the extent quarterly distributions made pursuant to this Section 5.3 during the calendar year are less than the Management Income Tax Liability of the Management Partner as calculated for the entire calendar year, the Partnership shall distribute any shortfall to the Management Partner no later than 90 days after the close of the calendar year.

Section 5.4    Distributions in Kind. No Holder may demand to receive property other than cash as provided in this Agreement. The Managing General Partner may cause the Partnership to make a distribution in kind of Partnership assets or Partnership Interests to the Holders, and such assets or Partnership Interests shall be distributed in such a fashion as to ensure that the Value, or if other than Class A Shares, the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10 hereof.

Section 5.5    Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.6    Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5, upon the occurrence of a Liquidating Event, the assets of the Partnership shall be distributed to the Holders in accordance with Section 13.2 hereof.

Section 5.7    Distributions to Reflect Additional Units. In the event that the Partnership issues additional Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation, the Managing General Partner is hereby authorized to make such revisions to this Article 5 and to Article 6 as it determines are necessary or desirable to reflect the issuance of such additional Units, including, without limitation, making preferential distributions to certain classes of Units.

Section 5.8    Calculation of Distributions. In calculating all distributions payable to any holders of Units, the Managing General Partner shall round the amount per unit to the nearest whole cent ($0.01), with one-half cent rounded upward.

Section 5.9    Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the Managing General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

ARTICLE 6

ALLOCATIONS

Section 6.1    Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year. Except as otherwise provided in this Article 6, and subject to Section 11.6(c) and Section 12.3(c) hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2    General Allocations.

(a)    In General. Subject to Section 11.6(c) and Section 12.3(c) hereof, Net Income and Net Loss shall be allocated to each of the Holders as follows:

(i)    Net Income will be allocated to Holders of Preferred Units in accordance with and subject to the terms of the Unit Designation applicable to such Preferred Units;

(ii)    remaining Net Income will be allocated to the Holders of Common Units in accordance with their respective Percentage Interests at the end of each Partnership Year;

(iii)    subject to the terms of any Unit Designation, Net Loss will be allocated to the Holders of Common Units in accordance with their respective Percentage Interests at the end of each Partnership Year; and

(iv)    for purposes of this Section 6.2(a), the Percentage Interests of the Holders of Common Units shall be determined using the numbers of Class A Units and Class B Units outstanding as of the date of determination.

Section 6.3    Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(a)    Special Allocations Regarding Preferred Units. If any Preferred Units are redeemed pursuant to Section 4.7(b) hereof (treating a full liquidation of the Partnership Interest of any Special Partner for purposes of this Section 6.3(a) as including a redemption of any then outstanding Preferred Units pursuant to Section 4.7(b) hereof), for the Partnership Year that includes such redemption (and, if necessary, for subsequent Partnership Years) (a) gross income and gain (in such relative proportions as the Managing General Partner shall determine) shall be allocated to the holder(s) of such Preferred Units to the extent that the Redemption Amounts paid or payable with respect to the Preferred Units so redeemed (or treated as redeemed) exceeds the aggregate Capital Account Balances (net of liabilities assumed or taken subject to by the Partnership) per Preferred Unit allocable to the Preferred Units so redeemed (or treated as redeemed) and (b) deductions and losses (in such relative proportions as the Managing General Partner shall determine) shall be allocated to the holder(s) of such Preferred Units to the extent that the aggregate Capital Account Balances (net of liabilities assumed or taken subject to by the Partnership) per Preferred Unit allocable to the Preferred Units so redeemed (or treated as redeemed) exceeds the Redemption Amount paid or payable with respect to the Preferred Units so redeemed (or treated as redeemed).

(b)    Regulatory Allocations.

(i)    Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(b)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)    Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3(b)(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s respective share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(b)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain,” within the meaning of Regulations Section 1.704-2(i), and shall be interpreted consistently therewith.

(iii)    Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv)    Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or

(6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3(b)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(b)(iv) were not in the Agreement. It is intended that this Section 6.3(b)(iv) qualify and be construed as a “qualified income offset,” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith.

(v)    Gross Income Allocation. If any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest, and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3(b)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(b)(v) and Section 6.3(b)(iv) hereof were not in the Agreement.

(vi)    Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss (or items of loss or deduction) would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss (or items of loss or deduction) shall be reallocated (x) first, among the other Holders of Common Units in accordance with their respective Percentage Interests, and (y) thereafter, among the Holders of other Units, as determined by the Managing General Partner, subject to the limitations of this Section 6.3(b)(vi).

(vii)    Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Holder of Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to (i) the Holders of Units in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, in the same manner in which the unrealized gain or loss that is displaced by such adjustment would have been allocated if the property, the basis of which is adjusted, were sold immediately prior to such adjustment for its recomputed tax basis or (ii) to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii)    Curative Allocations. The allocations set forth in Sections 6.3(b)(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Units so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(c)    Special Allocations to Effect the Tax Receivable Agreement. For U.S. federal income tax purposes, all amounts described in clause (y) of the Tax Receivable Agreement’s definition of Imputed Interest shall be treated as obligations of the Partnership. Each person who receives any such amount shall be treated as receiving a guaranteed payment (within the meaning of Code Section 707(c)) from the Partnership, and the deduction for such amounts shall be specially allocated to the Parent.

(d)    Special Allocations Upon Liquidation. Notwithstanding any provision in this Article 6 to the contrary, if the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article 13 hereof, then any Net Income or Net Loss realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such Partnership Year (and to the extent permitted by the Code, for all preceding Partnership Years) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2(a)(i) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5 hereof.

(e)    Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Common Units.

Section 6.4    Tax Allocations.

(a)    In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

(b)    Section 704(c) Allocations. Notwithstanding Section 6.4(a) hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under the traditional method, as described in Regulations Section 1.704-3(b). If the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value,” subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the traditional method, as described in Regulations Section 1.704-3(b).

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1    Management.

(a)    Except as otherwise expressly provided in this Agreement, including Section 7.3 hereof and any Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the Managing General Partner, and no other Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. No Managing General Partner may be removed by the Partners, with or without cause, except with the consent of the Managing General Partner. The Managing General Partner, subject to the other provisions hereof, including Section 7.3 and the terms of any Unit Designation, shall have full and exclusive power and authority, without the consent of any other Partner, to conduct or authorize the conduct of the business of the Partnership, to exercise or direct the exercise of all powers of the Partnership under the Act and this Agreement and to effectuate the purposes of the Partnership, including, without limitation, to cause the Partnership to enter into agreements or engage in transactions with affiliates of the Partnership or the Managing General Partner, issue additional Partnership Interests, make distributions, sell, pledge, lease, mortgage or otherwise dispose of its assets, form and conduct all or any portion of its business and affairs through subsidiaries or joint ventures of any form, incur or guarantee debt for any purpose and obtain and maintain casualty, liability and other insurance on the Properties and liability insurance for the Indemnitees hereunder. Subject to Section 7.3(d), the Managing General Partner is authorized to cause or effect a merger, consolidation or conversion of the Partnership, or a sale or transfer of all or substantially all its assets, in accordance with Section 14.3.

(b)    Except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation, the Managing General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the Managing General Partner under this Agreement and the Act without any further act, approval or vote of the Partners or any other Persons and, in the absence of any specific action on the part of the Managing General Partner to the contrary, the taking of any action or the execution of any such document or writing by a manager, member, director or officer of the Managing General Partner, in the name and on behalf of the Managing General Partner, in its capacity as a Managing General Partner of the Partnership, shall conclusively evidence (1) the approval thereof by the Managing General Partner, in its capacity as the Managing General Partner of the Partnership, (2) the Managing General Partner’s determination that such action, document or writing is necessary or desirable to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under the Act and this Agreement or effectuate the purposes of the Partnership, or any other determination by the Managing General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such manager, member, director or officer of the Managing General Partner with respect thereto.

(c)    The Managing General Partner may, from time to time as it deems advisable, appoint officers of the Partnership and assign titles (including, without limitation, Chief Executive Officer, President, Vice President, Secretary and Treasurer) to any such person. The Managing General Partner may delegate to such officers such power and authority as the Managing General Partner deems advisable, including the power, acting individually or jointly, to represent and bind the Partnership in all matters, in accordance with the scope of their respective duties. Each officer shall hold office until his successor is designated by the Managing General Partner or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Managing General Partner. Any officer may be removed by the Managing General Partner with or without cause at any time. A vacancy in any office occurring because of death, resignation, removal or otherwise, may, but need not, be filled by the Managing General Partner.

(d)    The determination as to any of the following matters, made by or at the direction of the Managing General Partner consistent with the Act and this Agreement, shall be final and conclusive and shall be binding upon the Partnership and every Partner: the amount of assets at any time available for distribution or the redemption of Common Units or Preferred Units; the amount and timing of any distribution; any determination to redeem Tendered Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing General Partner.

(e)    At all times from and after the date hereof, the Managing General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the Managing General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

Section 7.2    Certificate of Limited Partnership. To the extent that such action is determined by the Managing General Partner to be reasonable and necessary or appropriate, the Managing General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a) hereof, the Managing General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Partner. The Managing General Partner shall use all reasonable efforts to cause to be filed such statements, certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3    Restrictions on the Managing General Partner’s Authority.

(a)    Before any Business Plan is presented to the Board of Directors for formal review, management of the Partnership shall prepare the Business Plan and submit it for review by the General Partners. If a Majority in Interest of the General Partners approves such Business Plan, it shall be presented to the Board of Directors. It is expressly acknowledged and agreed by each Partner that nothing herein shall require the Parent to prepare, present to the Board of Directors for a formal review or adopt a Business Plan for any period.

(b)    The Managing General Partner may not take any action in contravention of this Agreement, including, without limitation:

(i)    any action that would make it impossible to carry on the ordinary business of the Partnership (including through its subsidiaries), except as otherwise provided in this Agreement;

(ii)    admitting a Person as a Partner, except as otherwise provided in this Agreement;

(iii)    performing any act that would subject a Limited Partner to liability, except as provided herein or under the Act;

(iv)    entering into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (a) the Parent or the Partnership from performing its specific obligations under Section 15.1 hereof, or (b) a Partner from exercising its rights under Section 15.1 hereof to effect a Redemption, except, in either case, with the written consent of such Partner affected by the prohibition or restriction.

(c)    The Managing General Partner shall not, without the Consent of the Limited Partners and Non-Managing General Partners, if there are any, undertake on behalf of the Partnership, or enter into any transaction that would have the effect of, any of the following actions:

(i)    except as provided in Section 7.3(e) hereof, amend, modify or terminate this Agreement;

(ii)    except as otherwise permitted by this Agreement, including Section 11.2, Section 12.1 and Section 14.3(b), or in connection with a Termination Transaction effected in accordance with Section 11.7, voluntarily withdraw as a general partner of the Partnership or admit into the Partnership any additional or successor Managing General Partner;

(iii)    make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

(iv)    institute any proceeding for bankruptcy on behalf of the Partnership;

(v)    effect a merger or consolidation of the Partnership with or into any corporation, limited liability company, partnership or other Person, or a conversion of the Partnership into a corporation, limited liability company or any other type of entity, other than as permitted in Section 14.3(b); or

(vi)    effect a sale, lease, exchange or other transfer of all or substantially all of the assets of the Partnership not in the ordinary course of business, whether in a single transaction or a series of related transactions, other than as permitted in Section 14.3(b); provided, however, that the foregoing will not limit the ability of the Managing General Partner to authorize the Partnership to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership without the approval of any Partner.

(d)    The Managing General Partner shall not, without the approval of the General Partners in accordance with Section 7.5(c), undertake on behalf of the Partnership, or enter into any transaction that would have the effect of, any of the following actions:

(i)    effect an acquisition or disposition of assets, whether in a single transaction or a series of related transactions with the same counterparty or group of counterparties acting in concert, for consideration in excess of the Specified Threshold;

(ii)    incur indebtedness for borrowed money, whether in a single transaction or a series of related transactions with the same group of lenders, in an aggregate amount that exceeds the Specified Threshold;

(iii)    undertake to engage in a development project, other than Newhall Ranch, Great Park Neighborhoods, Candlestick Point or San Francisco Shipyard, that would reasonably be expected to involve a total investment by the Partnership in excess of the Specified Threshold; or

(iv)    effect a merger or consolidation of the Partnership with or into any corporation, limited liability company, partnership or other Person, or a conversion of the Partnership into a corporation, limited liability company or any other type of entity, other than as permitted in Section 14.3(b).

(e)    Notwithstanding Section 7.3(c) hereof but subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation and Section 7.3(f), the Managing General Partner shall have the power, without the Consent of the Limited Partners and Non-Managing General Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i)    to add to the obligations of the Managing General Partner or surrender any right or power granted to the Managing General Partner or any Affiliate of the Managing General Partner for the benefit of the Partners;

(ii)    to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest or the termination of the Partnership in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal or Transfer;

(iii)    to reflect a change that is of an inconsequential nature or does not adversely affect the Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv)    to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law;

(v)    to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article 6 or the manner in which Capital Accounts are adjusted, computed or maintained (but in each case only to the extent set forth in the definition of “Capital Account” or Section 5.7 or as contemplated by the Code or the Regulations);

(vi)    to reflect the issuance of additional Partnership Interests in accordance with Article 4;

(vii)    to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Units issued pursuant to Article 4;

(viii)    if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Section 15.1 or any related definitions to provide the holders of interests in such Surviving Partnership rights that are consistent with Section 11.7(c)(v);

(ix)    to modify Section 4.4 as the Managing General Partner, in its sole discretion, deems necessary or desirable as a result of the Parent, the Managing General Partner or the Partnership adopting, modifying or terminating any share incentive plan for the benefit of employees, directors or other business associates of the Parent, the Managing General Partner, the Partnership or any of their Affiliate;

(x)    to reflect any other modification to this Agreement that is reasonably necessary for the business or operations of the Partnership or the Parent and that does not violate Section 7.3(f); and

(xi)    to implement the New Partnership Audit Procedures and make additional changes that the Managing General Partner, in its reasonable discretion (taking into account the interests of all of the Partners), deems necessary or desirable as a result of the New Partnership Audit Procedures; provided that (A) the Managing General Partner has consulted with the General Partners in accordance with Section 10.2(b) and (B) the changes do not modify clauses (B) or (C) of the proviso in Section 10.2(a). The Partners hereby acknowledge that any such amendment may have a disproportionate impact on some Partners or an adverse impact on some Partners but not other Partners.

(f)    Notwithstanding Sections 7.3(c), 7.3(e) and Article 14 hereof, this Agreement shall not be amended, and no action may be taken by the Managing General Partner, without the consent of each Partner, if any, adversely affected thereby, if such amendment or action would (i) modify the limited liability of a Limited Partner, (ii) adversely alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article 5 or Section 13.2(a)(i) hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.7 and 7.3(e) hereof), (iii) alter or modify in a manner that adversely affects any Partner the Redemption rights, Cash Amount or Class A Common Shares Amount as set forth in Section 15.1 hereof, or amend or modify any related definitions (except for amendments to this Agreement or other actions that provide rights consistent with Section 11.7(c)), or (iv) amend this Section 7.3(f); provided, however, that the consent of any individual Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Units on a uniform or pro rata basis, if approved by Partners holding a majority of the outstanding Units of such class or series. Further, no amendment may alter the restrictions on the Managing General Partner’s authority set forth elsewhere in this Section 7.3 without the consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

(g)    This Agreement shall not be amended, and no action may be taken by the Managing General Partner, to cause any Non-Managing General Partner to cease to be a General Partner without the consent of such Non-Managing General Partner, unless the Non-Managing General Partner experiences an Event of Withdrawal.

Section 7.4    Reimbursement of the Managing General Partner and the Parent.

(a)    The Managing General Partner shall not be compensated for its services as manager of the Partnership except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as the Managing General Partner).

(b)    Subject to Section 7.4(c) and Section 15.13, the Partnership shall be liable for, and shall reimburse the Managing General Partner and the Parent on a monthly basis, or such other basis as the Managing General Partner may determine, for all sums expended in connection with the Partnership’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans of the Parent, the Managing General Partner or the Partnership that may provide for share units, or phantom shares, pursuant to which employees of the Parent, the Managing General Partner or the Partnership will receive payments based upon dividends on or the value of Class A Common Shares, (iii) director fees and expenses, (iv) all costs and expenses associated with any action, suit, proceeding, claim, dispute, arbitration, inquiry, examination, inspection or investigation pending by or before any governmental entity, arbitrator, mediator, agency, court, tribunal or other jurisdictional body, foreign or domestic, and (v) all costs and expenses of the Parent being a public company, including costs of filings with the SEC, public reporting obligations, proxy statements and shareholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Parent or the Managing General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.7. Such reimbursements shall be in addition to any reimbursement of the Parent or the Managing General Partner as a result of indemnification pursuant to Section 7.9 hereof.

(c)    To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.13 hereof, reimbursements to the Parent, the Managing General Partner or any of their respective Affiliates by the Partnership pursuant to this Section 7.4 shall be treated as “guaranteed payments,” within the meaning of Code Section 707(c) (unless otherwise required by the Code and the Regulations) and shall not be treated as distributions hereunder.

Section 7.5    Meetings of the General Partners.

(a)    Each General Partner (other than the Managing General Partner) shall designate an individual as its representative for purposes of this Section 7.5 and shall notify the Managing General Partner of such designation; provided, however, that (i) if an employee of such General Partner or one of its Affiliates is serving on the Board of Directors, such employee (or if more than one employee is serving on the Board of Directors, one of such employees) shall be the representative and (ii) if no employee of such General Partner or one of its Affiliates is serving on the Board of Directors, such representative shall be an individual that is reasonably acceptable to the Managing General Partner.

(b)    The General Partners shall meet to discuss and review the management of the affairs of the Partnership, including any material developments or actions since the last meeting and any reasonably anticipated material developments or material plans or proposals. Such meetings shall be at such time or times, but no less often than quarterly, and at such locations as the General Partners may agree. Following any such meeting, the General Partners may make recommendations to the Board of Directors, including with respect to any changes to the Business Plan, upon the affirmative vote of a Majority in Interest of the General Partners.

(c)    The Managing General Partner shall give prior written notice to the other General Partners of any of the actions set forth in Section 7.3(d) and, if requested by any other General Partner within three (3) days of such notice, shall meet with the other General Partners to discuss and approve such action, at such time and at such location as the General Partners may agree. Any approval shall be by the affirmative vote of a Majority in Interest of the General Partners. If a meeting is not requested by any of the General Partners within the specified time frame, such action shall be deemed approved by the General Partners.

(d)    The General Partners may participate in a meeting of the General Partners by means of a conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7.5(d) shall constitute presence in person at such meeting.

Section 7.6    Duties and Obligations of the Non-Managing General Partners.

(a)    Except as otherwise expressly provided in this Agreement or required by the Act, (i) the duties and obligations owed to the Partnership by a Non-Managing General Partner shall be the duty of care and the duty of loyalty owed to a corporation organized under the DGCL by its directors, and (ii) the duty of care and the duty of loyalty owed to the Partners by a Non-Managing General Partner shall be the same as the duty of care and the duty of loyalty owed to the stockholders of a corporation under the DGCL by its directors.

(b)    From time to time, at the request of the Managing General Partner, each Non-Managing General Partner shall execute and deliver to the Managing General Partner such agreements with the Partnership relating to confidentiality or other matters as the Managing General Partner may reasonably request.

Section 7.7    Outside Activities of the Managing General Partner and the Parent. The Parent and the Managing General Partner shall cause the Managing General Partner to be a Qualifying Parent Entity. Neither the Parent nor the Managing General Partner shall directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Partnership Interests, (b) the management of the business of the Partnership and its Subsidiaries, (c) the Parent’s operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) the offering, sale, syndication, private placement or public offering of shares, bonds, securities or other interests, (e) financing or refinancing of any type related to the Partnership or its assets or activities, and (f) such activities as are incidental thereto; provided, however, that each of the Parent and the Managing General Partner may from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as each of the Parent and the Managing General Partner takes commercially reasonable measures to insure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, whether through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the Partners shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the Parent or the Managing General Partner, as applicable. Nothing contained herein shall be deemed to prohibit the Parent or the Managing General Partner from executing guarantees of Partnership debt. Subject to Section 7.3(c) hereof, the Parent, the Managing General Partner and their respective wholly owned Subsidiaries shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than (i) interests in wholly owned Subsidiaries, (ii) Partnership Interests, and (iii) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1(e) hereof and for the Parent and the Managing General Partner to carry out their respective responsibilities contemplated under this Agreement and the Parent LLC Agreement. The Parent, the Managing General Partner and any of their Affiliates may acquire Partnership Interests and shall be entitled to exercise all rights of a Partner relating to such Partnership Interests.

Section 7.8    Transactions with Affiliates.

(a)    The Partnership may lend or contribute funds or other assets to the Parent and its Subsidiaries (including the Managing General Partner and any other Special Partner) or other Persons in which the Parent has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions no less favorable to the Partnership in the aggregate than would be available from unaffiliated third parties, as determined by the Managing General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person. It is expressly acknowledged and agreed by each Partner that the Parent may (i) borrow funds from the Partnership in order to redeem, at any time or from time to time, options or warrants previously or hereafter issued by the Parent, (ii) put to the Partnership, for cash, any rights, options, warrants or convertible or exchangeable securities that the Parent may desire or be required to purchase or redeem, or (iii) borrow funds from the Partnership to acquire assets that will be contributed to the Partnership for Units.

(b)    Except as provided in Section 7.7 hereof and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(c)    The Parent, the Managing General Partner and their respective Affiliates may sell, transfer or convey any property to the Partnership, directly or indirectly, on terms and conditions no less favorable to the Partnership, in the aggregate, than would be available from unaffiliated third parties, as determined by the Managing General Partner.

(d)    The Parent or the Managing General Partner, without the approval of the Partners or any of them or any other Persons, may propose and adopt, on behalf of the Partnership, employee benefit plans funded by the Partnership for the benefit of employees of the Managing General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Parent, the Managing General Partner, the Partnership or any of the Partnership’s Subsidiaries.

(e)    The Managing General Partner shall not be excluded or recused from any vote or decision by the General Partners with respect to an interested transaction, including a transaction involving the Parent, the Managing General Partner or any of their respective Affiliates.

Section 7.9    Indemnification.

(a)    To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”), as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify (i) a General Partner, other than the Managing General Partner, for any Action if it is established by a final judgment of a court of competent jurisdiction that the General Partner breached its duty of loyalty to the Partnership or the Partners, or did not act in good faith or engaged in intentional misconduct or a knowing violation of law, or (ii) an Indemnitee for an Action initiated by the Indemnitee (other than an Action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 7.9). Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the Managing General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.9 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.9(a) that, except as specifically provided in this Section 7.9, the Partnership shall indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.9(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.9(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.9 shall be made only out of the assets of the Partnership, and neither the Managing General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.9.

(b)    To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership, as authorized in Section 7.9(a), has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met, provided that such undertaking need not be secured and shall be without reference to the financial ability for repayment.

(c)    The indemnification provided by this Section 7.9 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d)    The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)    Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the Managing General Partner or the Parent (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.9

(f)    In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.9 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)    The provisions of this Section 7.9 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.9 or any provision hereof shall be prospective only and shall not in any way affect the Partnership’s liability to any Indemnitee under this Section 7.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)    It is the intent of the parties that any amounts paid by the Partnership to the Managing General Partner or any Special Partner pursuant to this Section 7.9 shall be treated as “guaranteed payments,” within the meaning of Code Section 707(c).

Section 7.10    Liability of the Managing General Partner.

(a)    To the maximum extent permitted under the Act, the only duties that the Managing General Partner owes to the Partnership, any Partner or any other Person (including any creditor of any Partner or assignee of any Partnership Interest) are to perform its contractual obligations as expressly set forth in this Agreement. The Managing General Partner, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Partnership, any Partner or any other Person (including any creditor of any Partner or any assignee of a Partnership Interest). The provisions of this Agreement shall create contractual obligations of the Managing General Partner only, and no such provisions shall be interpreted to create any fiduciary duties of the Managing General Partner.

(b)    The Partners agree that: (i) the Managing General Partner is acting for the benefit of the Partnership, the Partners, the Parent and the Parent’s shareholders, collectively; and (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the Parent or its shareholders, on the other hand, the Managing General Partner may give priority to the separate interests of the Parent and its shareholders (including, without limitation, with respect to the tax consequences to Partners, Assignees or the Parent’s shareholders) and, in the event of such a conflict, the Managing General Partner may give priority to the separate interests of the Parent or its shareholders if such action or failure to act does not result in a violation of the contract rights of the Partners under this Agreement.

(c)    In exercising its authority under this Agreement, the Managing General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. Except as otherwise agreed by the Partnership, the Managing General Partner and the Partnership shall not have liability to a Partner under any circumstances as a result of any income tax liability incurred by such Partner as a result of an action (or inaction) by the Managing General Partner or the Partnership pursuant to the Managing General Partner’s authority under this Agreement.

(d)    Subject to its obligations and duties as Managing General Partner set forth in this Agreement and applicable law, the Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The Managing General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

(e)    In performing its duties under this Agreement and the Act, the Managing General Partner shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Partnership or any subsidiary of the Partnership, prepared or presented by an officer, employee or agent of the Managing General Partner or the Partnership or any such subsidiary, or by a lawyer, certified public accountant, appraiser or other person engaged by the Partnership as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the Managing General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The Managing General Partner shall be entitled to rely on the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Managing General Partner in reliance on such advice shall not subject the Managing General Partner to liability to the Partnership or any Partner. The Managing General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(f)    Notwithstanding anything herein to the contrary, except pursuant to any express indemnities given to the Partnership by the Managing General Partner pursuant to any other written instrument, the Managing General Partner shall not have any personal liability whatsoever, to the Partnership or to the other Partners, for any action or omission taken in its capacity as the Managing General Partner or, to the fullest extent permitted by the Act, for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder. Without limitation of the foregoing, and except pursuant to any such express indemnity, no property or assets of the Managing General Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. The foregoing is not intended to limit any liability or obligations of the Parent pursuant to Section 15.1.

(g)    No manager, member, director, officer, employee, agent or representative of the Managing General Partner or the Parent, and no officer of the Partnership (in their respective capacities as such), shall have any duties to the Partnership or any Partner. No manager, member, director, officer, employee, agent or representative of the Managing General Partner or the Parent, and no officer of the Partnership, shall be liable to the Partnership or any Partner for money damages by reason of their service as such.

(h)    Subject to Section 7.10(a), but notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Managing General Partner is permitted or required to make a decision or take an action (a) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude, or without any express standard, in making such decisions, the Managing General Partner shall be entitled to take into account such interests and factors as it desires (including its own interests) or (b) in “good faith” or under another expressed standard, the Managing General Partner shall act under such standard and shall not be subject to any other or different standards.

(i)    Any amendment, modification or repeal of this Section 7.10 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Managing General Partner, or its managers, members, directors, officers or agents, or officers of the Partnership, to the Partnership and the Partners under this Section 7.10, as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.11    Title to Partnership Assets. All Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be beneficially owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the Managing General Partner or one or more nominees, as the Managing General Partner may determine, including Affiliates of the Managing General Partner. The Managing General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the Managing General Partner or any nominee or Affiliate of the Managing General Partner shall be held by the Managing General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.12    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Managing General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the Managing General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing General Partner in connection with any such dealing. In no event shall any Person dealing with the Managing General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Managing General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming in good faith thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1    Limitation of Liability. No Limited Partner, in its capacity as such, shall have any duties or liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 10.4 and Section 15.1 hereof) or under the Act. To the maximum extent permitted by law, no Limited Partner shall have any personal liability whatsoever to the Partnership, the other Partners or any other Persons for any action or omission taken in its capacity as a limited partner or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, except pursuant to any express indemnities given to the Partnership by such Limited Partner pursuant to any other written instrument, and except for liabilities of the Parent pursuant to Section 15.1 hereof. Without limitation of the foregoing, and except pursuant to any such express indemnity (and, in the case of the Parent, pursuant to Section 15.1 hereof), no property or assets of a Limited Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

Section 8.2    Management of Business. No Limited Partner or Assignee (other than in its separate capacity as the Managing General Partner, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the Managing General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the Managing General Partner, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the Managing General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3    Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.8 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates, or by an Affiliate of a Non-Managing General Partner that is not a Subsidiary of Parent (a “Non-Managing GP Affiliate”), with the Managing General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner or Non-Managing GP Affiliate and any Assignee, officer, director, employee, agent, representative, trustee, Affiliate, manager, member or shareholder of any Limited Partner or Non-Managing GP Affiliate shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee or Non-Managing GP Affiliate. Subject to such agreements, none of the Partners nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any other Person (other than the Parent to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.8 hereof and any other agreements entered into by a Limited Partner or its Affiliates or a Non-Managing GP Affiliate with the Managing General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Partner or such other Person, could be taken by such Person.

Section 8.4    Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 hereof or in any Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Partnership as provided herein. Except to the extent provided in Article 5 or Article 6 hereof or otherwise expressly provided in this Agreement or in any Unit Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5    Rights of Limited Partners Relating to the Partnership.

(a)    In addition to other rights provided by this Agreement or by the Act, and subject to Section 8.5(c), the Managing General Partner shall deliver to each Limited Partner a copy of any information mailed to all of the common shareholders of the Parent as soon as practicable after such mailing.

(b)    The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

(c)    Notwithstanding any other provision of this Section 8.5, the Managing General Partner may keep confidential from the Limited Partners, or from all the Partners (or any of them), for such period of time as the Managing General Partner determines to be reasonable, any information that (i) the Managing General Partner believes to be in the nature of trade secrets or other information the disclosure of which the Managing General Partner in good faith believes is not in the best interests of the Partnership or the Parent or (ii) the Partnership or the Managing General Partner is required by law or by agreement to keep confidential.

Section 8.6    Partnership Right to Call Partnership Interests. Notwithstanding any other provision of this Agreement, but subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation, on and after the date on which the aggregate Percentage Interests of the Partners (other than the Special Partners) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Class A Units (other than Class A Units held by any Special Partner) by treating any Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 hereof for the amount of Class A Units to be specified by the Managing General Partner by notice to such Partner that the Partnership has elected to exercise its rights under this Section 8.6. Such notice given by the Managing General Partner to a Partner pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the Managing General Partner by such Partner. For purposes of this Section 8.6, (a) any Partner (whether or not otherwise a Qualifying Party) may be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 15.1(c)(i), 15.1(d)(i) and 15.1(d)(ii) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.

Section 8.7    Certificates Evidencing Units. The Managing General Partner may, at any time, determine that ownership of any class of Units shall be evidenced by a certificate in such form as the Managing General Partner adopts from time to time, which certificate may be imprinted with a legend setting forth such restrictions placed on the Units as specified in this Agreement and such restrictions will be binding upon all holders of the certificate along with the terms and conditions set forth in this Agreement. If the Managing General Partner elects to issue certificates to evidence any class of Units, the following provisions shall apply: (a) the certificate shall state that the Partnership is a limited partnership formed under the laws of the State of Delaware, the name of the Partner to whom such certificate is issued and that the certificate represents a Partnership Interest, within the meaning of Section 17-702(b) of the Act; (b) each certificate shall be signed by the Managing General Partner of the Partnership by either manual or facsimile signature; (c) the certificates shall be numbered and registered in the Register as they are issued; (d) when certificates are presented to the Partnership with a request to register a transfer, if the transfer is permitted by this Agreement, the Partnership shall register the transfer or make the exchange on the Register or transfer books of the Partnership; provided, that any certificates presented or surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Partnership, duly executed by the holder thereof or his attorney duly authorized in writing; (e) before due presentment for registration of transfer of a certificate in compliance with and in accordance with this Agreement, the Partnership shall be entitled to treat the individual or entity in whose name any certificates issued by the Partnership stand on the books of the Partnership as the absolute owner of the Units evidenced thereby, and shall not be bound to recognize any equitable or other claim to, or interest in, such Units on the part of any other individual or entity; (f) if any mutilated certificate is surrendered to the Partnership, or the Partnership receives evidence to its satisfaction of the destruction, loss or theft of any certificate, the Partnership shall issue a replacement certificate if the requirements of Section 8-405 of the Uniform Commercial Code are met. If required by the Managing General Partner, an indemnity and/or the deposit of a bond in such form and in such sum, and with such surety or sureties as the Managing General Partner may direct, must be supplied by the holder of such lost, destroyed or stolen certificate that is sufficient in the judgment of the Managing General Partner to protect the Partnership from any loss that it may suffer if a certificate is replaced. The Partnership may charge for its expenses incurred in connection with replacing a certificate.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1    Records and Accounting.

(a)    The Managing General Partner shall keep or cause to be kept at the principal business office of the Partnership those records and documents, if any, required to be maintained by the Act and other books and records deemed by the Managing General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Partners any information, lists and copies of documents required to be provided pursuant to Section 17-305 of the Act or Section 8.5(a), Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

(b)    The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Managing General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the Managing General Partner may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2    Partnership Year. The Partnership Year shall be the calendar year.

Section 9.3    Reports.

(a)    As soon as practicable, but in no event later than 120 days after the close of each Partnership Year, the Managing General Partner shall cause to be mailed to each Partner of record as of the close of the Partnership Year, financial statements of the Partnership, or of the Parent if such statements are prepared solely on a consolidated basis with the Parent, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing General Partner.

(b)    As soon as practicable, but in no event later than 90 days after the close of each calendar quarter (except the last calendar quarter of each year), the Managing General Partner shall cause to be mailed to each Partner of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Parent if such statements are prepared solely on a consolidated basis with the Parent, for such calendar quarter, and such other information as may be required by applicable law or regulation or as the Managing General Partner determines to be appropriate.

(c)    The Managing General Partner may satisfy its obligations under Section 9.3(a) and Section 9.3(b) by posting or making available the reports specified in such sections on a website maintained by the Managing General Partner or the Parent, or through the Parent’s filing of annual and quarterly reports with the SEC.

(d)    The Managing General Partner will provide each Partner with any additional financial information reasonably requested by such Partner in connection with the preparation of financial statements or reports for the Partner or its parent corporation.

ARTICLE 10

TAX MATTERS

Section 10.1    Preparation of Tax Returns. The Managing General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for Federal and state income tax purposes and shall use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Partners and for Federal and state income tax and any other tax reporting purposes, including a completed IRS Schedule K-1. The Partners shall promptly provide the Managing General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, and any other information relevant to tax status or tax reporting of the Partnership or its Subsidiaries as may be reasonably requested by the Managing General Partner from time to time.

Section 10.2    Tax Elections.

(a)    Except as otherwise provided herein, the Managing General Partner (i) shall determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 for any Partnership Year and (ii) shall have the right to seek to revoke any such election; provided, however, that (A) no election under Code Section 754 shall be made by the Partnership for any tax year ending on or before December 31, 2016, (B) no election shall be made to apply the New Partnership Audit Procedures prior to the effective date of the New Partnership Audit Procedures and (C) an election shall be made to not apply the New Partnership Audit Procedures to the extent the Partnership is eligible to make such an election.

(b)    The Managing General Partner agrees to consult with the Non-Managing General Partners prior to making any amendment to this Agreement pursuant to Section 7.3(e)(xi).

Section 10.3    Tax Matters Partner.

(a)    The Managing General Partner shall be the “tax matters partner” and “partnership representative” of the Partnership for federal income tax purposes (collectively, the “Tax Matters Partner”). The Tax Matters Partner shall receive no compensation for its services. All third-party costs and expenses incurred by the Tax Matters Partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or other qualified tax advisor to assist the Tax Matters Partner in discharging its duties hereunder. At the request of any Partner, the Managing General Partner agrees to inform such Partner regarding the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the Managing General Partner shall have the exclusive power to determine whether to file, and the content of, such returns.

(b)    The Tax Matters Partner is authorized, but not required:

(i)    to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by the Partnership or a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner (as the case may be) or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2)), in each case to the extent permitted by law;

(ii)    in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by the Partnership or a Partner for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iii)    to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv)    to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v)    to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by the Partnership or a Partner for tax purposes, or an item affected by such item; and

(vi)    to take any other action on behalf of the Partnership or the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner and the provisions relating to indemnification of the Managing General Partner set forth in Section 7.9 hereof shall be fully applicable to the Tax Matters Partner in its capacity as such.

Section 10.4    Withholding. Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of Federal, state, local or foreign taxes that the Managing General Partner determines that the Partnership is required to withhold or pay with respect to (a) any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446 and (b) any “imputed underpayment” within the meaning of the New Partnership Audit Procedures attributable to such Partner and paid by the Partnership (or by any Subsidiary of the Partnership but only to the extent such payment is allocated to the Partnership) as a result of an adjustment with respect to any item of the Partnership or such Subsidiary, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”). Any Imputed Underpayment Amount that the Managing General Partner cannot attribute to a Partner shall be treated as an expense of the Partnership. Any amount described in the first sentence of this Section 10.4 that is paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be repaid by such Partner within fifteen (15) days after notice from the Managing General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Partner or (ii) the Managing General Partner determines that such payment may be satisfied out of the cash of the Partnership that would, but for such payment, be distributed to the Partner. Each Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Partner’s Partnership Interest to secure such Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the Managing General Partner may elect to make the payment to the Partnership on behalf of such defaulting Partner, and in such event shall be deemed to have loaned such amount to such defaulting Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Partner shall take such actions as the Partnership or the Managing General Partner shall request in order to perfect or enforce the security interest created hereunder.

Section 10.5    Organizational Expenses. The Managing General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Code Section 709.

ARTICLE 11

PARTNER TRANSFERS AND WITHDRAWALS

Section 11.1    Transfer.

(a)    No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b)    No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

(c)    No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the Managing General Partner; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the Managing General Partner to redeem or exchange for the Class A Common Shares Amount any Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a member in the Partnership for purposes of allocating liabilities to such lender under Code Section 752.

Section 11.2    Transfer by Managing General Partner.

(a)    Except as provided in Section 11.2(b), and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the Managing General Partner may not Transfer all or any portion of its Partnership Interest without the Consent of the Partners.

(b)    Subject to compliance with the other provisions of this Article 11, the Managing General Partner may Transfer all or any portion of its Partnership Interest at any time to a Special Partner or any Person that is, at the time of such Transfer, a direct or indirect wholly owned Subsidiary of the Managing General Partner, without the Consent of any Partner, and, if the transferee is a Qualifying Parent Entity, may designate the transferee to become the new Managing General Partner under Section 12.1.

(c)    The Managing General Partner may not voluntarily withdraw as a general partner of the Partnership without the Consent of the Limited Partners and Non-Managing General Partners, except in connection with a Transfer of the Managing General Partner’s entire Partnership Interest permitted in this Article 11 and the admission of the transferee as a successor Managing General Partner of the Partnership pursuant to the Act and this Agreement.

(d)    It is a condition to any Transfer of the entire Partnership Interest of a Managing General Partner otherwise permitted hereunder that, coincident or prior to such Transfer, (i) the transferee assumes by operation of law or express agreement all of the obligations of the transferor Managing General Partner under this Agreement with respect to such Transferred Partnership Interest; (ii) the transferee has executed such instruments as may be necessary to effectuate the admission of the transferee as a Managing General Partner, and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement applicable to a Managing General Partner; and (iii) the transferee is a Qualifying Parent Entity.

Section 11.3    Transfers by Limited Partners and Non-Managing General Partners.

(a)    General. Prior to the end of the Twelve-Month Period applicable to any Partnership Interest and except as provided below and in Section 11.1(c) hereof, no Limited Partner or Non-Managing General Partner shall Transfer all or any portion of such Partnership Interest to any transferee (other than a Permitted Transferee) without the consent of the Managing General Partner. After the expiration of the Twelve-Month Period applicable to any Partnership Interest, and subject to Section 11.3(d) hereof, each Limited Partner, each Non-Managing General Partner, and each transferee of its Partnership Interest or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of such Partnership Interest to any Person. Notwithstanding the foregoing, any Limited Partner or Non-Managing General Partner may, at any time, without the consent of the Managing General Partner, Transfer all or any portion of its Partnership Interest pursuant to a Permitted Transfer (including, in the case of a Partner that is a Permitted Lender Transferee, any Transfer of a Partnership Interest to a Third-Party Pledge Transferee). Any Transfer of a Partnership Interest by a Limited Partner, a Non-Managing General Partner or an Assignee is subject to Section 11.4 and to satisfaction of the following conditions:

(i)    Parent Right of First Refusal. The transferring Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the Managing General Partner and the Parent, which notice shall state (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred Units. The Parent shall have ten (10) Business Days upon which to give the Transferring Partner notice of its election to acquire the Units on the terms set forth in such notice (or, if the terms provide for non-cash consideration, for cash equal to the Value, or if other than Class A Shares, the fair market value, as determined in good faith by the Parent, of such non-cash consideration). If it so elects, the Parent shall purchase the Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash (including cash in lieu of non-cash consideration), the Parent may at its election deliver in lieu of all or any portion of such cash a note from the Parent payable to the Transferring

Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the Applicable Federal Short-Term Rate, as published monthly by the IRS, as of the closing of such purchase; provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and any other applicable requirements of law. If the Parent does not elect to acquire the Units, the Transferring Partner may Transfer such Units to a third party, on terms no more favorable to the transferee than the originally proposed terms, subject to the other conditions of this Section 11.3.

(ii)    Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3(a)(iv) hereof may be to a separate Qualified Transferee.

(iii)    Opinion of Counsel. The Transferor shall deliver or cause to be delivered to the Managing General Partner an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred; provided, however, that the Managing General Partner may waive this condition upon the request of the Transferor. If, in the opinion of such counsel, a Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the Units, the Managing General Partner may prohibit such Transfer of Partnership Interests even if it is otherwise permitted under this Section 11.3.

(iv)    Minimum Transfer Restriction. A Transferring Partner may not Transfer less than all of the Units then owned by such Transferring Partner without the consent of the Managing General Partner, which may be withheld in its sole discretion; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Units owned by Affiliates of a Partner shall be considered to be owned by such Partner.

(v)    No Further Transfers. The transferee shall not be permitted to effect any further Transfer of the Units, other than to the Parent or the Partnership.

(vi)    Exception for Permitted Transfers. The conditions of Section 11.3(a) hereof shall not apply in the case of a Permitted Transfer to a Qualified Transferee, or a Transfer to the Partnership or the Parent.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the applicable Twelve-Month Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the Managing General Partner. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

(b)    Incapacity. If a Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Partner possessed to Transfer all or any part of its Partnership Interest. The Incapacity of a Partner, in and of itself, shall not dissolve or terminate the Partnership.

(c)    Adverse Tax Consequences. No Transfer by a Partner of its Partnership Interests (including any Redemption, any other acquisition of Units by the Parent or the Partnership and including any Permitted Transfer) may be made to or by any Person if in the opinion of legal counsel or other qualified tax advisor for the Partnership, such Transfer would create a material risk of the Partnership being treated as an association taxable as a corporation or would result in a termination of the Partnership under Code Section 708.

(d)    Management Units. No Management Partner shall Transfer all or any portion of its Management Units to any transferee (other than a Permitted Transferee) without the consent of the Managing General Partner.

Section 11.4    Substituted Limited Partners.

(a)    No Limited Partner or Non-Managing General Partner shall have the right to substitute a transferee, other than a Permitted Transferee, as a Limited Partner in its place. A transferee of the interest of a Limited Partner or Non-Managing General Partner may be admitted as a Substituted Limited Partner only with the consent of the Managing General Partner; provided, however, that a Permitted Transferee may be admitted as a Substituted Limited Partner pursuant to a Permitted Transfer without the consent of the Managing General Partner. The failure or refusal by the Managing General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the Managing General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner unless and until it furnishes to the Managing General Partner (i) evidence of acceptance, in form and substance satisfactory to the Managing General Partner, of all the terms, conditions and applicable obligations of this Agreement (which may be a counterpart signature page to this Agreement executed by such Assignee), and (ii) such other documents and instruments as the Managing General Partner may require to effect such Assignee’s admission as a Substituted Limited Partner.

(b)    Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the Managing General Partner shall amend the Register and the books and records of the Partnership to reflect the name, address, and number of Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Units of the predecessor of such Substituted Limited Partner.

(c)    A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 11.5    Assignees. If the Managing General Partner’s consent is required for the admission of any transferee under Section 11.4 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, and the Managing General Partner withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Units assigned to such transferee, and the rights to Transfer the Units provided in this Article 11, but shall not be deemed to be a holder of Units for any other purpose under this Agreement (other than as expressly provided in Section 15.1 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Units on any matter presented to the Partners or any subset of the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Partner). In the event that any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Units.

Section 11.6    General Provisions.

(a)    No Limited Partner may withdraw from the Partnership other than: (i) as a result of a permitted Transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article 11 with respect to which the transferee becomes a Substituted Limited Partner; (ii) pursuant to a redemption (or acquisition by the Parent or the Partnership) of all of its Partnership Interest pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Unit Designation; or (iii) as a result of the acquisition by the Partnership, the Parent or any other Special Partner of all of such Limited Partner’s Partnership Interest, whether or not pursuant to Section 15.1(b) hereof.

(b)    Any Limited Partner or Non-Managing General Partner who shall Transfer all of its Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Unit Designation, or (iii) to the Parent or any other Special Partner, whether or not pursuant to Section 15.1(b) hereof, shall cease to be a Partner.

(c)    If any Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the Parent pursuant to Section 15.1 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions attributable to such Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions thereafter attributable to such Unit shall be made to the transferee Partner.

(d)    In addition to any other restrictions on Transfer herein contained, and notwithstanding any provision to the contrary herein, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Units by the Parent or any other Special Partner, or any other acquisition of Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if such Transfer would, in the opinion of counsel or other qualified tax advisor to the Partnership or the Managing General Partner, cause a termination of the Partnership for Federal or state income tax purposes (except as a result of the Redemption (or acquisition by the Parent) of all Units held by all Limited Partners and Non-Managing General Partners); (v) if such Transfer would, in the opinion of legal counsel or other qualified tax advisor to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the Parent) of all Units held by all Limited Partners and Non-Managing General Partners (other than the Parent and any other Special Partner)); (vi) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (vii) if such Transfer would, in the opinion of legal counsel or other qualified tax advisor to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable Federal or state securities laws; (ix) if such Transfer would create a material risk that the Partnership would become a “publicly traded partnership,” as such term is defined in Code Section 469(k)(2) or Code 7704(b); (x) if such Transfer would cause the Partnership to have more than one hundred (100) partners (within the meaning of Regulations Section 1.7704-1(h), including the look-through rule in Regulations Section 1.7704-1(h)(3)); (xi) if such Transfer causes the Partnership to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; provided that the Managing General Partner may waive any of the foregoing restrictions in its sole discretion.

(e)    Transfers pursuant to this Article 11, other than a Permitted Transfer to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, may only be made on the first day of a fiscal quarter of the Partnership, unless the Managing General Partner otherwise agrees.

Section 11.7    Restrictions on Termination Transactions. The Parent shall not engage in, or cause or permit, a Termination Transaction, unless:

(a)    the Consent of the Limited Partners and Non-Managing General Partners is obtained;

(b)    in connection with any such Termination Transaction, each holder of Class A Units (other than the Parent and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Class A Unit, an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one Class A Common Share in consideration of one Class A Common Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding Class A Common Shares, each holder of Class A Units (other than the Parent and its wholly owned subsidiaries) will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Class A Units would have received had it exercised its right to Redemption pursuant to Article 15 hereof and received Class A Common Shares in exchange for its Class A Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated (the Value, at the time of the Termination Transaction, of the amount specified herein with respect to each Class A Unit is referred to as the “Transaction Consideration”); or

(c)    all of the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the Partnership prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Partnership or another limited partnership which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (ii) the Surviving Partnership is classified as a partnership for U.S. federal income tax purposes; (iii) the Partners (other than the Parent and its wholly owned Subsidiaries) that held Class A Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iv) the Partners will have the right to redeem their interests in the Surviving Partnership at any time for cash in an amount equal to the Transaction Consideration; and (v) the Managing General Partner determines, in good faith, that (A) the other rights of the Limited Partners with respect to the Surviving Partnership, in the aggregate, are not materially less favorable than those of Limited Partners holding Class A Units immediately prior to the consummation of such transaction and (B) the rights of the Non-Managing General Partners with respect to the Surviving Partnership, in the aggregate, are not materially less favorable than those of Non-Managing General Partners immediately prior to the consummation of such transaction.

ARTICLE 12

ADMISSION OF PARTNERS

Section 12.1    Admission of Successor Managing General Partner. At any time, the Managing General Partner or the Parent may designate any direct or indirect wholly owned subsidiary of the Parent that is a Qualifying Parent Entity to replace the incumbent Managing General Partner as Managing General Partner of the Partnership. The Person so designated to become a successor Managing General Partner shall be admitted to the Partnership as the Managing General Partner, effective immediately upon the successor Managing General Partner executing and delivering to the Partnership a counterpart signature page to this Agreement or other written evidence of such successor Managing General Partner’s acceptance of all of the terms and conditions of this Agreement. Upon any such admission of any such successor Managing General Partner in accordance with this Section 12.1, (i) the predecessor Managing General Partner shall be relieved of its obligations under this Agreement and shall cease to be a General Partner of the Partnership (and, to the extent that it retains an interest in the Partnership, shall automatically become a Limited Partner) without any separate Consent of the Partners or the consent or approval of any Partner, and (ii) the successor Managing General Partner shall promptly notify the Partners in writing of such replacement. Any such successor Managing General Partner shall carry on the business of the Partnership without dissolution. If the Managing General Partner resigns from the Partnership in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the Managing General Partner of the Partnership, and the Parent does not replace the Managing General Partner within thirty (30) days, then the Parent shall cause the Partnership to promptly notify the Partners in writing of the same and a Majority in Interest of the Partners may select a successor Managing General Partner.

Section 12.2    Admission or Withdrawal of Non-Managing General Partners.

(a)    The Managing General Partner shall admit as a Non-Managing General Partner any Qualifying LenFive Entity that so requests, if such entity has executed such instruments as are necessary to confirm its agreement to assume the obligations, and be bound by all the terms and provisions, of this Agreement applicable to a Non-Managing General Partner, and has executed such other agreements or instruments as the Managing General Partner reasonably determines to be necessary to effectuate its admission as a Non-Managing General Partner.

(b)    An event of withdrawal shall occur with respect to a Non-Managing General Partner, and such Person shall immediately cease to be a Non-Managing General Partner if (i) the Person notifies the Managing General Partner in writing that it desires to withdraw as a General Partner and become a Limited Partner, (ii) the Person ceases to be a Qualifying LenFive Entity, or (iii) the Person suffers any event of withdrawal described in § 17-402 of the Act (each of clauses (i) – (iii), an “Event of Withdrawal”). A Person that ceases to be a Non-Managing General Partner shall immediately become a Limited Partner if it retains an interest in the Partnership.

(c)    Upon the admission or withdrawal of any Non-Managing General Partner, the Managing General Partner shall take all steps necessary and appropriate under the Act to amend the Register and the books and records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.3    Admission of Additional Limited Partners.

(a)    A Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Units and in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Managing General Partner (i) evidence of acceptance, in form and substance satisfactory to the Managing General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof (which may be a counterpart signature page to this Agreement executed by such Person), and (ii) such other documents or instruments as may be required by the Managing General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the Managing General Partner shall amend the Register and the books and records of the Partnership to reflect the name, address, number and type of Units of such Additional Limited Partner.

(b)    Notwithstanding anything to the contrary in this Section 12.3, no Person shall be admitted as an Additional Limited Partner without the consent of the Managing General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the Managing General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.3(a).

(c)    If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6(c) hereof. All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.4    Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the Managing General Partner shall take all steps necessary and appropriate under the Act to amend the Register and the books and records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.5    Limit on Number of Partners. Notwithstanding any provision in this Agreement to the contrary, unless otherwise permitted by the Managing General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another company, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.6    Admission. A Person shall be admitted as a Partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Partner.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1    Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners, or by the admission of a successor Managing General Partner in accordance with the terms of this Agreement. Upon the resignation of the Managing General Partner, any successor Managing General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon an election to dissolve the Partnership made by the Managing General Partner (a “Liquidating Event”); provided, that if the number of Class A Units then outstanding represent more than 1% of the total number of Common Units outstanding as of the date hereof, then the Managing General Partner shall not make an election to dissolve the Partnership without first obtaining the Consent of the Limited Partners and Non-Managing General Partners. The Partners hereby waive their right to seek a judicial dissolution of the Partnership pursuant to the provisions of the Act.

Section 13.2    Winding Up.

(a)    Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The Managing General Partner (or, in the event that there is no remaining Managing General Partner or the Managing General Partner has dissolved, become bankrupt or ceased to operate, any General Partner, of if there is no General Partner, any Person, elected by a Majority in Interest of the Partners (the Managing General Partner or such General Partner or other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing General Partner, include shares in the Parent) shall be applied and distributed in the following order:

(i)    First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors, including the Managing General Partner, the Parent and any other Special Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof; and

(ii)    Second, subject to the terms of any Unit Designation, the balance, if any, to the Holders in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods. Liquidating distributions shall be made by the end of the taxable year of such liquidation (or, if later, within ninety (90) days after the date of such liquidation) in accordance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).

The Managing General Partner shall not receive any compensation for any services performed pursuant to this Article 13.

(b)    Notwithstanding the provisions of Section 13.2(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including liabilities to Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c)    In the event that the Partnership is “liquidated,” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Holders that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Managing General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(i)    distributed to a trust established for the benefit of the Managing General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Managing General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Managing General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii)    withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2(a) hereof as soon as practicable.

Section 13.3    Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Properties shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new limited partnership in exchange for an interest in the new limited partnership; and immediately thereafter, distributed Units to the Partners in the new limited partnership (which will be the same as the Units in the Partnership held by them) in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new limited partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 hereof.

Section 13.4    Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership, and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5    Notice of Dissolution. In the event that a Liquidating Event occurs, the Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each of the Holders and, in the sole and absolute discretion of the Liquidator, or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the Liquidator), and the Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the Liquidator).

Section 13.6    Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation.

Section 13.7    Cancellation of Certificate of Limited Partnership. Upon the dissolution and completion of the winding up of the Partnership, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

ARTICLE 14

AMENDMENTS; MEETINGS; CONSENTS; MERGER,

CONSOLIDATION OR CONVERSION

Section 14.1    Amendments. Except as otherwise required or permitted by this Agreement (including Section 7.3 and Section 4.4(e)), amendments to this Agreement must be approved by the Consent of the Managing General Partner and the Consent of the Limited Partners and Non-Managing General Partners, and may be proposed only by (a) the Managing General Partner, or (b) Limited Partners and Non-Managing General Partners holding a majority of the Class A Units then held by all of the Limited Partners (excluding Special Partners) and Non-Managing General Partners. Following such proposal, the Managing General Partner shall submit to the Partners any proposed amendment that, pursuant to the terms of this Agreement, requires the Consent of the Partners. The Managing General Partner shall seek the Consent of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.2 hereof. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing General Partner, and (ii) all of the Partners shall be deemed a party to and bound by such amendment of this Agreement. Within thirty days after the effectiveness of any amendment to this Agreement that does not receive the Consent of all Partners, the Managing General Partner shall deliver a copy of such amendment to all Partners that did not Consent to such amendment. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the Managing General Partner.

Section 14.2    Meetings and Consents of the Partners.

(a)    The actions requiring Consent of any Partner pursuant to this Agreement, including Section 7.3 and Section 14.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Section 14.2.

(b)    Meetings of the Partners may be called only by the Managing General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than ten (10) days nor more than ninety (90) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, or any Unit Designation, the affirmative vote of a Majority in Interest of the Partners shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the Consent of any Partners is permitted or required under this Agreement, such Consent may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 14.2(f) hereof.

(c)    Each Partner entitled to act at a meeting of Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d)    The Managing General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than ten (10) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e)    Each meeting of Partners shall be conducted by the Managing General Partner or such other Person as the Managing General Partner may appoint pursuant to such rules for the conduct of the meeting as the Managing General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the Parent’s shareholders and may be held at the same time as, and as part of, the meetings of the Parent’s shareholders.

(f)    Any action requiring the Consent of any Partner or a group of Partners pursuant to this Agreement, or that is required or permitted to be taken at a meeting of the Partners, may be taken without a meeting if a Consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partner at a meeting of the Partners. Such Consent shall be filed with the Managing General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Managing General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the Managing General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

Section 14.3    Merger, Consolidation or Conversion.

(a)    The Partnership may merge or consolidate with or into another limited partnership, a limited liability company, a corporation or any “other business entity,” as defined in Section 17-211 of the Delaware Act, or convert into a limited liability company, a corporation or other business entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, that has been approved by the Managing General Partner after obtaining the Consent of the Limited Partners and Non-Managing General Partners (except as provided in Section 14.3(b)). Any such Merger Agreement or Plan of Conversion shall provide that (i) all holders of Class A Units shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Class A Units, and (ii) all holders of Class B Units shall be entitled to receive the same consideration pursuant to such transaction with respect to their Class B Units. Notwithstanding any such Consent of the Limited Partners and Non-Managing General Partners, at any time prior to the effectiveness of such merger, consolidation or conversion, the Managing General Partner may terminate or abandon such transaction subject to any provisions therefor set forth in such Merger Agreement or Plan of Conversion.

(b)    Notwithstanding anything else contained in this Section 14.3 or in this Agreement, the Managing General Partner is authorized to effect a merger, consolidation or conversion of the Partnership, or a sale or transfer of all or substantially all of the Partnership’s assets, without the Consent of the Limited Partners and Non-Managing General Partners, if: (i) such transaction is effected in connection with a Termination Transaction in accordance with Section 11.7; or (ii) such transaction is either a conversion or is effected with another entity that is newly formed and has no assets, liabilities or operations prior to such merger, consolidation, sale or transfer, and (v) the Managing General Partner has received an opinion of counsel that the merger, consolidation, conversion, sale or transfer would not result in the loss of the limited liability of any Limited Partner, other than a Limited Partner that becomes a general partner of a partnership into which the Partnership is converted or with which it is merged; (w) the Managing General Partner has received an opinion of counsel or other qualified tax advisor, or a private letter ruling from the IRS to the extent not addressed in the opinion, that the merger, consolidation, conversion, sale or transfer would neither be taxable to any Partner nor cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (x) the sole purpose of such merger, consolidation, conversion, sale or transfer is to effect a mere change in the legal form or jurisdiction of organization of the Partnership; (y) the governing instruments of the new entity provide the Partners and the Managing General Partner (or other governing body) with substantially similar rights and obligations as are herein contained; and (z) such transaction would not effect any other change to the rights of Limited Partners or Non-Managing General Partners that, if effected as an amendment to this Agreement, would require the consent of each Partner adversely affected pursuant to Section 7.3(f).

(c)    If a merger, consolidation or conversion of the Partnership has been approved as set forth in this Section 14.3, and such transaction has not been terminated or abandoned, the Managing General Partner is authorized to execute and file any and all documents to effect such transaction, including a certificate of merger or certificate of conversion, as applicable, in conformity with the requirements of the Act and any other applicable law.

(d)    Partners are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion of the Partnership, or a sale or transfer of all or substantially all of the assets of the Partnership or the Partnership’s Subsidiaries, or any other similar transaction or event.

(e)    It is the intent of the parties hereto that a merger, consolidation or conversion effected pursuant to this Section 14.3 shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1    Redemption Rights of Qualifying Parties.

(a)    After the Twelve-Month Period applicable to such Class A Units, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Class A Units held by such Tendering Party (Class A Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. The Partnership may, in the Managing General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the Holder thereof prior to the end of the applicable Twelve-Month Period (subject to the terms and conditions set forth herein) (a “Special Redemption”); provided that, unless waived by the Parent, the Managing General Partner first receives a legal opinion to the same effect as the legal opinion described in Section 15.1(e) of this Agreement. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Managing General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership (i) unless and until the Parent declines or fails to exercise its purchase rights pursuant to Section 15.1(b) hereof following receipt of a Notice of Redemption (a “Declination”) and (ii) until the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the Managing General Partner’s sole and absolute discretion, or if the Cash Amount exceeds $1 million, in immediately available funds via a federal wire transfer on or before the Specified Redemption Date.

(b)    Notwithstanding the provisions of Section 15.1(a) hereof, on or before the close of business on the Cut-Off Date, the Parent may, in its sole and absolute discretion, elect to acquire some or all (such percentage being referred to as the “Acquired Percentage”) of the Tendered Units from the Tendering Party in exchange for the Class A Common Shares Amount calculated based on the portion of Tendered Units it elects to acquire in exchange for Class A Common Shares. If the Parent so elects, on the Specified Redemption Date the Tendering Party shall sell such number of the Tendered Units to the Parent in exchange for a number of Class A Common Shares equal to the product of the Class A Common Shares Amount and the Acquired Percentage. The Tendering Party shall submit such written representations, investment letters, legal opinions or other instruments necessary, in the Parent’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by the Parent pursuant to this Section 15.1(b), the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units, and, upon notice to the Tendering Party by the Parent, given on or before the close of business on the Cut-Off Date, that the Parent has elected to acquire some or all of the Tendered Units pursuant to this Section 15.1(b), the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the Parent’s notice relates shall not accrue or arise. A number of Class A Common Shares equal to the product of the Acquired Percentage and the Class A Common Shares Amount, if applicable, shall be delivered by the Parent as duly authorized, validly issued, fully paid and non-assessable Class A Common Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than any restrictions provided in the Parent LLC Agreement, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Parent pursuant to this Section 15.1(b), any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Parent to register, qualify or list any Class A Common Shares owned or held by such Person, whether or not such Class A Common Shares are issued pursuant to this Section 15.1(b), with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Parent and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Class A Common Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Class A Common Shares issued upon an acquisition of the Tendered Units by the Parent pursuant to this Section 15.1(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Parent in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(c)    In the event of a Declination:

(i)    The Parent shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date. The failure of the Parent to give notice of such Declination by the close of business on the Cut-Off Date shall be deemed to be an election by the Parent to acquire the Tendered Units in exchange for Class A Common Shares.

(ii)    The Partnership shall raise funds for the payment of the Cash Amount by requiring that the Parent contribute to the Partnership funds from (i) the proceeds of a registered public offering by the Parent of Class A Common Shares sufficient to purchase the Tendered Units or (ii) any other sources available to the Parent or its Subsidiaries, unless such requirement is waived by the Tendering Party, in which case the Partnership may fund such payment from any available sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt).

(iii)    If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the Applicable Federal Short-Term Rate as published monthly by the IRS.

(d)    Notwithstanding anything herein to the contrary, with respect to any Redemption (or any tender of Class A Units for Redemption if the Tendered Units are acquired by the Parent pursuant to Section 15.1(b) hereof) pursuant to this Section 15.1:

(i)    Without the Consent of the Managing General Partner, no Tendering Party may effect a Redemption for less than 200,000 Class A Units or, if such Tendering Party holds less than 200,000 Class A Units, all of the Class A Units held by such Tendering Party.

(ii)    If (i) a Tendering Party surrenders Tendered Units during the period after the Partnership Record Date with respect to a distribution payable to Holders of Class A Units, and before the record date established by the Parent for a dividend to its shareholders of some or all of its portion of such Partnership distribution, and (ii) the Parent elects to acquire any of such Tendered Units in exchange for Class A Common Shares pursuant to Section 15.1(b), then such Tendering Party shall pay to the Parent on the Specified Redemption Date an amount in cash equal to the Partnership distribution paid or payable in respect of such Tendered Units.

(iii)    The consummation of such Redemption (or an acquisition of Tendered Units by the Parent pursuant to Section 15.1(b) hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(iv)    The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Class A Units subject to any Redemption,

and be treated as a Partner or an Assignee, as applicable, with respect to such Class A Units for all purposes of this Agreement, until the Specified Redemption Date and until such Tendered Units are either paid for by the Partnership pursuant to Section 15.1(a) hereof or transferred to the Parent and paid for by the issuance of Class A Common Shares pursuant to Section 15.1(b). Until a Specified Redemption Date and an acquisition of the Tendered Units by the Parent pursuant to Section 15.1(b) hereof, the Tendering Party shall have no rights as a shareholder of the Parent with respect to the Class A Common Shares issuable in connection with such acquisition.

(e)    In connection with any Special Redemption, unless waived by the Parent, the Tendering Party shall submit to the Parent, in addition to the Notice of Redemption, an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership or the Managing General Partner to violate any Federal or state securities laws or regulations applicable to the Special Redemption or the issuance and sale of Class A Common Shares to the Tendering Party pursuant to Section 15.1(b) of this Agreement.

(f)    Share Offering Funding Option

(i)    (1) Notwithstanding Sections 15.1(a) or 15.1(b) hereof, if (i) a Partner has delivered to the Managing General Partner a Notice of Redemption with respect to a number of Class A Units that, together with any other Tendered Units from other Partners (collectively, the “Offering Units”), exceeds $25,000,000 gross value, based on a Class A Unit price equal to the Value of a Class A Common Share, and (ii) the Parent is eligible to file a registration statement under Form S-3 (or any successor form similar thereto), then either: (x) the Managing General Partner and the Parent may cause the Partnership to redeem the Offering Units with the proceeds of an offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Share Offering Funding”) of a number of Class A Common Shares (“Offered Shares”) equal to the Class A Common Shares Amount with respect to the Offering Units pursuant to the terms of this Section 15.1(f); (y) the Partnership shall pay the Cash Amount with respect to the Offering Units pursuant to the terms of Section 15.1(a); or (z) the Parent shall acquire the Offering Units in exchange for the Class A Common Shares Amount pursuant to the terms of Section 15.1(b). The Managing General Partner and the Parent must provide notice of their exercise of the election described in clause (x) above to purchase the Tendered Units through a Share Offering Funding on or before the Cut-Off Date.

(2)    If the Managing General Partner and the Parent elect a Share Offering Funding with respect to a Notice of Redemption, the Managing General Partner may give notice (a “Single Funding Notice”) of such election to all Partners and require that all Partners elect whether or not to effect a Redemption to be funded through such Share Offering Funding. If a Partner elects to effect such a Redemption, it shall give notice thereof and of the number of Class A Units to be made subject thereto in writing to the Managing General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Partner shall be treated as a Tendering Party for all purposes of this Section 15.1(f).

(ii)    If the Managing General Partner and the Parent elect a Share Offering Funding, on the Specified Redemption Date, the Partnership shall redeem each Offering Unit that is still a Tendered Unit on such date for cash in immediately available funds in an amount (the “Share Offering Funding Amount”) equal to the net proceeds per Offered Share received by the Parent from the Share Offering Funding, determined after deduction of underwriting discounts and commissions but no other expenses of the Parent or any other Partner related thereto, including without limitation, legal and accounting fees and expenses, SEC registration fees, state blue sky and securities laws fees and expenses, printing expenses, FINRA filing fees, exchange listing fees and other out of pocket expenses (the “Net Proceeds”).

(iii)    If the Managing General Partner and the Parent elect a Share Offering Funding, the following additional terms and conditions shall apply:

(1)    As soon as practicable after the Managing General Partner and the Parent elect to effect a Share Offering Funding, the Parent shall use its reasonable efforts to effect as promptly as possible a registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of the Offered Shares; provided, that, if the Parent shall deliver a certificate to the Tendering Party stating that the Parent has determined in the good faith judgment of the Board of Directors that such filing, registration or qualification would require disclosure of material non-public information, the disclosure of which would have a material adverse effect on the Parent, then the Parent may delay making any filing or delay the effectiveness of any registration or qualification for the shorter of (a) the period ending on the date upon which such information is disclosed to the public or ceases to be material or (b) an aggregate period of ninety (90) days in connection with any Share Offering Funding.

(2)    The Parent shall advise each Tendering Party, regularly and promptly upon any request, of the status of the Share Offering Funding process, including the timing of all filings, the selection of and understandings with underwriters, agents, dealers and brokers, the nature and contents of all communications with the SEC and other governmental bodies, the expenses related to the Share Offering Funding as they are being incurred, the nature of marketing activities, and any other matters reasonably related to the timing, price and expenses relating to the Share Offering Funding and the compliance by the Parent with its obligations with respect thereto. The Parent will have reasonable procedures whereby the Tendering Party with the largest number of Offering Units (the “Lead Tendering Party”) may represent all the Tendering Parties in connection with the Share Offering Funding by allowing it to participate in meetings with the underwriters of the Share Offering Funding. In addition, the Parent and each Tendering Party may, but shall be under no obligation to, enter into understandings in writing (“Pricing Agreements”) whereby the Tendering Party will agree in advance as to the acceptability of a Net Proceeds amount at or below a specified amount. Furthermore, the Parent shall establish pricing notification procedures with each such Tendering Party, such that the Tendering Partner will have the maximum opportunity practicable to determine whether to become a Withdrawing Partner pursuant to Section 15.1(f)(iii)(3) below.

(3)    The Parent will permit the Lead Tendering Party to participate in the pricing discussions for the Share Offering Funding and, upon notification of the price per Class A Common Share in the Share Offering Funding from the managing underwriter(s), in the case of a registered public offering, or lead placement agent(s), in the event of an unregistered offering, engaged by the Special Limited Party in order to sell the Offered Shares, shall immediately use its reasonable efforts to notify each Tendering Party of the price per Class A Common Share in the Share Offering Funding and resulting Net Proceeds. Each Tendering Party shall have one hour from the receipt of such written notice (as such time may be extended by the Parent) to elect to withdraw its Redemption (a Tendering Party making such an election being a “Withdrawing Partner”), and Class A Units with a Class A Common Shares Amount equal to such excluded Offered Shares shall be considered to be withdrawn from the related Redemption; provided, however, that the Parent shall keep each of the Tendering Parties reasonably informed as to the likely timing of delivery of its notice. If a Tendering Party, within such time period, does not notify the Parent of such Tendering Party’s election not to become a Withdrawing Partner, then such Tendering Party shall, except as otherwise provided in a Pricing Agreement, be deemed not to have withdrawn from the Redemption, without liability to the Parent. To the extent that the Parent is unable to notify any Tendering Party, such unnotified Tendering Party shall, except as otherwise provided in any Pricing Agreement, be deemed not to have elected to become a Withdrawing Partner. Each Tendering Party whose Redemption is being funded through the Share Offering Funding who does not become a Withdrawing Partner shall have the right, subject to the approval of the managing underwriter(s) or placement agent(s) and restrictions of any applicable securities laws, to submit for Redemption additional Class A Units in a number no greater than the number of Class A Units withdrawn. If more than one Tendering Party so elects to redeem additional Class A Units, then such Class A Units shall be redeemed on a pro rata basis, based on the number of additional Class A Units sought to be so redeemed.

(4)    The Parent shall take all reasonable action in order to effectuate the sale of the Offered Shares including, but not limited to, the entering into of an underwriting or placement agreement in customary form with the managing underwriter(s) or placement agent(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) or placement agent(s) advises the Parent in writing that marketing factors require a limitation of the number of shares to be offered, then the Parent shall so advise all Tendering Parties and the number of Class A Units to be sold to the Parent pursuant to the Redemption shall be allocated among all Tendering Parties in proportion, as nearly as practicable, to the respective number of Class A Units as to which each Tendering Party elected to effect a Redemption. Notwithstanding anything to the contrary in this Agreement, if the Parent is also offering to sell shares for purposes other than to fund the redemption of Offering Units and to pay related expenses, then those other shares may in the Parent’s sole discretion be given priority over any shares to be sold in the Share Offering Funding, and any shares to be sold in the Share Offering Funding shall be removed from the offering prior to removing shares the proceeds of which would be used for other purposes of the Parent. No Offered Shares excluded from the underwriting by reason of the managing underwriter’s or placement agent’s marketing limitation shall be included in such offering.

Section 15.2    Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner, or Assignee at the address for such Partner set forth in the Register, or such other address of which the Partner shall notify the Managing General Partner in accordance with this Section 15.2.

Section 15.3    Titles and Captions. All article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.4    Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.5    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.6    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.7    Waiver.

(a)    No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b)    The restrictions, conditions and other limitations on the rights and benefits of the Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the Managing General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Partners, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Partners (other than any such reduction that affects all of the Partners holding the same class or series of Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation, or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws.

Section 15.8    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9    Applicable Law; Consent to Jurisdiction; Jury Trial.

(a)    This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

(b)    Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.10    Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding any provision in this Agreement or any Unit Designation to the contrary, including any provisions relating to amending this Agreement, the Partners hereby acknowledge and agree that the Managing General Partner, without the approval of any Partner, may enter into side letters or similar written agreements with Partners that are not Affiliates of the Managing General Partner, executed contemporaneously with the admission of such Partner to the Partnership, which may have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement or any Unit Designation, as negotiated with such Partner and which the Managing General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Partner shall govern with respect to such Partner notwithstanding the provisions of this Agreement.

Section 15.11    Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12    No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.13    No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement, except as provided in Section 7.9. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the

Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, Transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.14    Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 15.15    No Rights as Shareholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Units any rights whatsoever as shareholders of the Partnership, including without limitation any right to receive dividends or other distributions made to shareholders of the Parent or to vote or to consent or receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Parent or any other matter.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
	Name:	Michael Alvarado
	Title:	Vice President and Secretary

FIVE POINT OPCO GP, LLC, as Managing General Partner

By:	FIVE POINT HOLDINGS, LLC, its Sole Member

By:	/s/ Michael Alvarado
	Name:	Michael Alvarado
	Title:	Vice President and Secretary

[Signature page to Limited Partnership Agreement of Five Point Operating Company, LP]

LENFIVE OPCO GP, LLC,
as Non-Managing General Partner

By:	LenFive, LLC,
Its Sole Member

By:	Lennar Homes of California, Inc., Its Sole Member

	By:	/s/ Mark Sustana
	Name:	Mark Sustana
	Title:	Vice President

LENFIVE SUB OPCO GP, LLC, as Non-Managing General Partner

By:	LenFive Sub, LLC,
Its Sole Member

By:	LenFive, LLC,
Its Sole Member

By:	Lennar Homes of California, Inc.,
Its Sole Member

	By:	/s/ Mark Sustana
	Name:	Mark Sustana
	Title:	Vice President

[Signature page to Limited Partnership Agreement of Five Point Operating Company, LP]

EXHIBIT A: EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on December 31, 2017 is 1.0 and (b) on January 1, 2018 (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 Class A Common Shares issued and outstanding.

Example 1

On the Partnership Record Date, the Parent declares a dividend on its outstanding Class A Common Shares in Class A Common Shares. The amount of the dividend is one Class A Common Share paid in respect of each Class A Common Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the share dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the share dividend is declared is 2.0.

Example 2

On the Partnership Record Date, the Parent distributes options to purchase Class A Common Shares to all holders of its Class A Common Shares. The amount of the distribution is one option to acquire one Class A Common Share in respect of each Class A Common Share owned. The strike price is $4.00 a share. The Value of a Class A Common Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Partnership Record Date, the Parent distributes assets to all holders of its Class A Common Shares. The amount of the distribution is one asset with a fair market value (as determined by the Managing General Partner) of $1.00 in respect of each Class A Common Share owned. It is also assumed that the assets do not relate to assets received by the Managing General Partner pursuant to a pro rata distribution by the Partnership. The Value of a Class A Common Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

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EXHIBIT B: NOTICE OF REDEMPTION

To:	Five Point Opco GP, LLC

c/o Five Point Holdings, LLC

25 Enterprise

Aliso Viejo, CA 92656

The undersigned Partner or Assignee hereby irrevocably tenders for Redemption Class A Units in Five Point Operating Company, LP in accordance with the terms of the Limited Partnership Agreement of Five Point Operating Company, LP, dated as of [                    ], 2017 (the “Agreement”), and the Redemption rights referred to therein. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. The undersigned Partner or Assignee:

(a) undertakes (i) to surrender such Class A Units at the closing of the Redemption and (ii) to furnish to the Parent, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1 of the Agreement;

(b) directs that the certified check representing the Cash Amount, or the Class A Common Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c) if the Cash Amount is eligible to be paid by wire transfer, directs that it be paid in accordance with the instructions below;

(d) represents, warrants, certifies and agrees that: (i) the undersigned Partner or Assignee is a Qualifying Party; (ii) the undersigned Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Class A Units, free and clear of the rights or interests of any other person or entity; (iii) the undersigned Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Class A Units as provided herein; (iv) the undersigned Partner or Assignee, and the tender and surrender of such Class A Units for Redemption as provided herein complies with all conditions and requirements for redemption of Class A Units set forth in the Agreement; and (v) the undersigned Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(e) acknowledges that the undersigned will continue to own such Class A Units unless and until either (1) such Class A Units are acquired by the Parent pursuant to Section 15.1(b) of the Agreement or (2) such redemption transaction closes.

Dated:

Name of Partner or Assignee:

Signature of Partner or Assignee

Street Address

City, State and Zip Code

Social security or identifying number

Signature Medallion Guaranteed by:

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Issue Check Payable to (or shares in the name of):

Wire Transfer Instructions:

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